UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Nektar Therapeutics

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NEKTAR THERAPEUTICS

455 Mission Bay Boulevard South

San Francisco, California 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2021

AT 2:00 P.M. PACIFIC TIME

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Nektar Therapeutics, a Delaware corporation, which will be held by live webcast only. The 2021 Annual Meeting will be held on Thursday, June 10, 2021, at 2:00 p.m. for the following purposes:

1.	To elect three directors with terms to expire at the 2024 Annual Meeting of Stockholders.

2.	To approve an amendment to our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of authorized for issuance under the plan by 5,000,000.

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

4.	To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

5.	To conduct any other business properly brought before the 2021 Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2021 Annual Meeting is April 12, 2021. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2021 Annual Meeting or any adjournment thereof.

Due to the public health and travel concerns our stockholders may have related to the coronavirus (COVID-19) and the protocols that federal, state, and local governments may impose, we have elected to hold the Annual Meeting of Stockholders solely by means of remote communication. The webcast of the Annual Meeting will begin promptly at 2:00 p.m. Pacific Time.

To participate in the live webcast, please visit www.virtualshareholdermeeting.com/NKTR2021. You will need the control number included on your Notice, proxy card, or voting instruction form. We encourage you to access the meeting prior to the start time.

Your vote is very important. Whether or not you participate in the 2021 Annual Meeting, which will be held by live webcast on the day of the meeting, it is important that your shares be represented. You may vote your proxy on the Internet, by phone or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials.

On behalf of the Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ Mark A. Wilson

Mark A. Wilson

Senior Vice President, General Counsel and Secretary

San Francisco, California

April 30, 2021

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING VIA LIVE WEBCAST ON THE DAY OF THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ON THE INTERNET, BY PHONE OR BY MAIL AS INSTRUCTED IN THE NOTICE OF AVAILABILITY OF PROXY MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE DURING THE LIVE WEBCAST IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

NEKTAR THERAPEUTICS

455 Mission Bay Boulevard South

San Francisco, California 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2021

AT 2:00 P.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Due to the public health and travel concerns our stockholders may have related to the coronavirus (COVID-19) and the protocols that federal, state, and local governments may impose, we have elected to hold the Annual Meeting of Stockholders solely by means of remote communication.

WHY AM I RECEIVING THESE MATERIALS?

We sent you a Notice of Availability of Proxy Materials (the “Notice”) because the board of directors of Nektar Therapeutics, a Delaware corporation (“Nektar,” the “Company,” “we” or “us”), is soliciting your proxy to vote at our 2021 annual meeting of stockholders (the “Annual Meeting”) to be held solely by live webcast on June 10, 2021 at 2:00 p.m. There will be no in-person meeting. We invite you to attend the Annual Meeting by live webcast to vote on the proposals described in this proxy statement. However, you do not need to attend the live webcast meeting to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. Please visit our website at www.nektar.com for updated information related to the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

The webcast of the Annual Meeting will begin promptly at 2:00 p.m. Pacific Time. To participate in the live webcast, please visit www.virtualshareholdermeeting.com/NKTR2021. You will need the control number included on your Notice, proxy card, or voting instruction form. We encourage you to access the meeting prior to the start time.

The Notice was first sent or made available on or about April 30, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on April 12, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 182,296,922 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 12, 2021, your shares were registered directly in your name with our transfer agent, Computershare Inc., then you are a stockholder of record. The Notice will be sent to you by mail directly by us. As a stockholder of record, you may vote remotely at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting remotely, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 12, 2021, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the Annual Meeting by live webcast. However, since you are not the stockholder of record, you may not vote your shares remotely at the Annual Meeting by live webcast unless you request and obtain a valid proxy from your broker, bank or other agent.

WHAT AM I VOTING ON?

There are four matters scheduled for a vote:

•	Proposal 1: To elect three directors with terms to expire at the 2024 Annual Meeting of Stockholders.

•	Proposal 2: To approve an amendment to our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of authorized for issuance under the plan by 5,000,000.

•	Proposal 3: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

•	Proposal 4: To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

HOW ARE PROXY MATERIALS DISTRIBUTED?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are sending the Notice to our stockholders of record and beneficial owners as of April 12, 2021. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, on the Internet at www.nektar.com or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

HOW DO I VOTE?

You may either vote “For” or “Against” or abstain from voting with respect to each nominee to the board of directors. For Proposals 2, 3, and 4, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of April 12, 2021, you may vote remotely at the Annual Meeting by live webcast, vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote remotely if you have already voted by proxy.

1.

To vote during the meeting, attend the Annual Meeting which will be held by live webcast. To attend the live meeting go to www.virtualshareholdermeeting.com/NKTR2021 on the day and time of the meeting. You will need the control number included on your Notice, proxy card, or voting instruction form. We encourage you to access the meeting prior to the start time.

2.

To vote on the Internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the Notice and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on June 9, 2021 to be counted.

3.

To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the Notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m. Eastern Time on June 9, 2021 to be counted.

4.

To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote by live webcast at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the Notice, or contact your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 12, 2021.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to take any action during the meeting (other than to adjourn the meeting). The presence, by live webcast, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 12, 2021, there were 182,296,922 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote during the live webcast at the Annual Meeting. Even if your valid proxy card indicates that you abstain from voting or if a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” your shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of the three nominees for director.

2.

Proposal 2: “For” the approval of an amendment to the Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common authorized for issuance under the plan by stock authorized for issuance under the plan by 5,000,000.

3.	Proposal 3: “For” the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

4.	Proposal 4: “For” the approval of a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”) and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposals 1, 2, and 4 are matters considered non-routine under the applicable rules. If you do not give your broker specific instructions, the broker will not vote your shares on Proposals 1, 2, and 4 and your shares will constitute broker non-votes which will be counted for purposes of determining whether a quorum exists but will not affect the outcome of these proposals. Proposal 4 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 3 and therefore no broker non-votes are expected to exist in connection with Proposal 3.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the Annual Meeting, with respect to Proposal 1, “For” votes, “Against” votes, abstentions and broker non-votes for each nominee, with respect to Proposal 2 and 4, “For” votes, “Against” votes, abstentions and broker non-votes, and with respect to Proposal 3, “For” votes, “Against” votes and abstentions.

WHO WILL SERVE AS INSPECTOR OF ELECTIONS?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•

For Proposal 1 electing three members of the board of directors, each director must receive a “For” vote from a majority of the votes cast during the live webcast or by proxy at the Annual Meeting on the election of the director. A majority of the votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent (50%) of the number of the votes cast with respect to that director’s election.

•

For Proposal 2 approving an amendment to our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan, the proposal must receive a “For” vote from a majority of the votes cast either during the live webcast or by proxy at the Annual Meeting.

•

For Proposal 3 ratifying the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, the proposal must receive a “For” vote from a majority of the votes cast either during the live webcast or by proxy at the Annual Meeting.

•

For Proposal 4 approving the resolution regarding executive compensation, the proposal must receive a “For” vote from a majority of the votes cast either during the live webcast or by proxy at the Annual Meeting.

For purposes of all proposals above, votes cast shall include any shares voted “Against” and shall exclude abstentions and, to the extent applicable, broker non-votes.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies during the live webcast, by telephone or by other means of communication. We have retained Georgeson LLC to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Georgeson a fee of approximately $14,795 plus customary costs and expenses for these services. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Notice and any other proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy to our Secretary, care of Nektar Therapeutics, at 455 Mission Bay Boulevard South, San Francisco, California 94158; or

3.	A later-dated vote on the Internet or by phone or a ballot cast during the live webcast at the Annual Meeting (simply attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting during the live webcast.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2022 proxy statement. Any such proposal must be submitted in writing by December 30, 2021, to our Secretary, care of Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158. If we change the date of our 2022 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Alternatively, under our bylaws, if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, you must provide specific information to us no earlier than March 12, 2022 and no later than the close of business on April 11, 2022. If we change the date of our 2022 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be changed to not later than the sixtieth day prior to such annual meeting and no earlier than the close of business on the ninetieth day prior to such annual meeting. The public announcement of an adjournment or postponement of the 2022 annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

A stockholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. Proposals or nominations not meeting these requirements will not be entertained at any annual meeting.

In relation to stockholder proposals and nominations, in certain instances we may exercise discretionary voting authority under proxies held by the board of directors. For instance, if we do not receive a stockholder proposal by April 11, 2022, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal. If we change the date of our 2022 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline will change to a reasonable time before we begin to print and send our proxy materials. In addition, even if we are notified of a stockholder proposal within the time requirements discussed above, if the stockholder does not comply with certain requirements of the Exchange Act, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal if we include advice in our proxy statement on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the Notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for companies.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Notices or other proxy materials, please notify your broker, bank or other agent, direct your written request to Nektar Therapeutics, Secretary, 455 Mission Bay Boulevard South, San Francisco, California 94158 or contact our Secretary at (415) 482-5300. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is presently comprised of seven (7) directors and is divided into three (3) classes. Class I and Class II each currently consist of three directors and Class I currently consists of one director. Each class has a three (3) year term. The three (3) current directors in Class II are Jeff Ajer, Robert B. Chess, and Roy A. Whitfield, whose term expires in 2021. Each of the current directors in Class II have been nominated for reelection at the Annual Meeting. Mr. Lutz Lingnau resigned from the board of directors on September 30, 2020. Vacancies on the board, including vacancies created by an increase in the number of directors, are filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class serves until the earliest of the end of the remaining term of that class, the election and qualification of his or her successor or such director’s death, resignation or removal.

Directors are elected by a majority of the votes cast at the Annual Meeting on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case but excluding abstentions and broker non-votes with respect to that director’s election. Shares represented by executed proxies by stockholders of record will be voted for the election of the three nominees named below, unless the “Against” or “Abstain” voting selection has been marked on the proxy card. Neither abstentions nor broker non-votes will have an effect on the outcome of the vote.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee and nominated by the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of the nominees will serve until the earliest of the 2024 annual meeting of our stockholders, the election and qualification of his or her successor or his or her death, resignation or removal.

The following is a brief biography of each nominee.

Jeff Ajer

Jeff Ajer, age 58, was appointed to our board of directors in September 2017. Mr. Ajer currently serves as Executive Vice President and Chief Commercial Officer at BioMarin Pharmaceutical Inc. (“BioMarin”), a global biotechnology company that develops and commercializes innovative therapies for people with serious and life-threatening rare disorders. From October 2012 to January 2014, Mr. Ajer served as Senior Vice President and Chief Commercial Officer of BioMarin. From April 2009 to October 2012, Mr. Ajer served as BioMarin’s Vice President, Commercial Operations, The Americas, where he had responsibility for commercial operations throughout the Americas and led product marketing, reimbursement, and sales operations for BioMarin. Prior to joining BioMarin, Mr. Ajer served in various roles at Genzyme Corporation (“Genzyme”) beginning in November 2003, most recently as Vice President, Global Transplant Operations from December 2004 to August 2005. Mr. Ajer’s experience prior to Genzyme includes roles in sales, marketing and operations at SangStat Medical Corporation and ICN Pharmaceuticals. Mr. Ajer also served on the board of directors of True North Therapeutics. Mr. Ajer received both a B.S. in chemistry and an M.B.A. from the University of California, Irvine.

Robert B. Chess

Robert B. Chess, age 64, is the Chairman of our board of directors and has served as a director since May 1992. From March 2006 until January 2007, Mr. Chess served as our Acting President and Chief Executive

Officer, and from April 1999 to January 2007, served as Executive Chairman. He also served as our Co-Chief Executive Officer from August 1998 to April 2000, as President from December 1991 to August 1998, and as Chief Executive Officer from May 1992 to August 1998. Mr. Chess was previously the co-founder and President of Penederm, Inc., a publicly-traded dermatological pharmaceutical company that was sold to Mylan Laboratories. He has held management positions at Intel Corporation and Metaphor Computer Systems (now part of IBM), and was a member of the first President Bush’s White House staff as a White House Fellow and Associate Director of the White House Office of Economic and Domestic Policy. From 1997 until his retirement in 2009, Mr. Chess served on the board of directors of the Biotechnology Industry Organization (“BIO”). Mr. Chess served as Chairman of BIO’s Emerging Companies Section and Co-Chairman of BIO’s Intellectual Property Committee. Mr. Chess was the initial Chairman of Bio Ventures for Global Health and continues to serve on its board. He also serves on the Board of Trustees of the California Institute of Technology where he chairs the Technology Transfer Committee. Mr. Chess serves on the board of directors and is the lead director of Twist Biosciences, a publicly-traded company in the synthetic biology field. He is currently a member of the faculty of the Stanford Graduate School of Business, where he teaches courses in the MBA program on the healthcare industry and the business opportunity created by aging demographics and increased longevity. Mr. Chess received his B.S. degree in Engineering with honors from the California Institute of Technology and an M.B.A. from Harvard University.

Roy A. Whitfield

Roy A. Whitfield, age 67, has served as our director since August 2000 and as Lead Independent Director since January 2019. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (“Incyte”), a drug discovery and development company he co-founded in 1991. From January 1993 to November 2001, Mr. Whitfield served as its Chief Executive Officer and from November 2001 until June 2003 as its Chairman. He also served as a director of Incyte from 1991 to January 2014. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation (“Technicon”), a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. Mr. Whitfield received a B.S. in mathematics from Oxford University and an M.B.A. from Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to approve an amendment to the Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan (the “2017 Plan” and as amended, the “Amended 2017 Plan”) to increase the authorized shares under the Amended 2017 Plan by 5,000,000 shares. The 2017 Plan was originally approved by our board of directors on March 28, 2017, subject to stockholder approval which was received on June 14, 2017, was previously amended on June 26, 2018, and further amended and restated on June 17, 2020. Our board of directors approved the Amended 2017 Plan on March 24, 2021, subject to stockholder approval at the Annual Meeting.

Prior to the adoption of the 2017 Plan, the Company maintained the Nektar Therapeutics 2012 Plan, as amended (the “2012 Plan”), the Nektar Therapeutics 2008 Equity Incentive Plan, as amended (the “2008 Plan”), the Nektar Therapeutics 2000 Equity Incentive Plan, as amended (the “2000 Plan”), and the Nektar therapeutics 2000 Non-Officer Equity Incentive Plan, as amended (the (“2000 Non-Officer Plan”). The 2000 Non-Officer Plan together with the 2012 Plan, the 2008 Plan and 2000 Plan, are referred to as the “Prior Plans.” Following stockholder approval of the 2017 Plan, no further awards were made under the Prior Plans. As of April 1, 2021, 13,534,110 shares were subject to outstanding stock options and restricted stock units granted under the 2017 Plan and 7,679,119 shares remained available for future grants under the 2017 Plan. In addition, under the terms of the 2017 Plan, the reserve pool under the 2017 Plan may be increased by shares subject to awards granted under the Prior Plans that were outstanding as of December 31, 2017 in the event that such awards expire, or for any reason are cancelled or terminated, without being exercised. As of April 1, 2021, 5,070,047 shares remained subject to outstanding stock options and restricted stock units granted under the Prior Plans. If stockholders approve the amendment to the 2017 Plan, as of April 1, 2021, the number of shares available for future awards under the Amended 2017 Plan will increase by 5,000,000 shares to 12,679,119 shares.

Additional Information on Outstanding Awards and Available Shares under the 2017 Plan and the Prior Plans

The following provides additional information on the total equity compensation awards outstanding and available shares.

Shares Outstanding and Available for Grant under the 2017 Plan and the Prior Plans	As of April 1, 2021
Total shares subject to outstanding stock options	12,034,384
Total shares subject to outstanding deferred restricted stock, restricted stock units, and performance restricted stock units	6,569,773
Weighted-average exercise price of outstanding stock options under all stock incentive plans	$25.71
Weighted-average remaining term of outstanding stock options (years)	4.21
Total shares available for grant under all stock incentive plans but not yet granted (1)	7,679,119
(1) Excludes shares available for purchase under ESPP (1,321,454)

Based solely on the closing price of our common stock as reported by the NASDAQ Global Select Market on April 1, 2021 and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Amended 2017 Plan is $249,994,942.

Given the limited number of shares that currently remain available under the 2017 Plan, our board of directors and management believe it is important that this amendment be approved in order to maintain the

Company’s ability to grant stock-based awards to retain employees and continue to provide them with strong incentives to contribute to the Company’s future success. The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2017 Plan are an important attraction, retention and motivation tool for participants in the plan.

All members of the board of directors and all of the Company’s executive officers will be eligible for awards under the Amended 2017 Plan and thus have a personal interest in the approval of the amendment to the 2017 Plan.

Stockholders are requested in this Proposal 2 to approve the amendment to the 2017 Plan. Approval of the amendment to the 2017 Plan requires the affirmative vote of a majority of the votes cast, in person during the live webcast or by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes, to the extent applicable, are not included in the tabulation of the voting results and therefore will not have an effect on the outcome of the vote. If stockholders do not approve this amendment, the 2017 Plan will continue in accordance with its current terms.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 2017 Plan, as proposed to be amended, are outlined below:

The principal terms of the Amended 2017 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2017 Plan and the amendment to the 2017 Plan, which appears as Exhibit A to this proxy statement.

Purpose. The purpose of the Amended 2017 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our board of directors or one or more committees appointed by our board of directors will administer the Amended 2017 Plan. Our board of directors has delegated general administrative authority for the Amended 2017 Plan to the organization and compensation committee of our board of directors. The organization and compensation committee may delegate some or all of its authority with respect to the Amended 2017 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the Amended 2017 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the Amended 2017 Plan, to make certain adjustments to an outstanding award and to authorize the termination, conversion, succession or substitution of an award; and

•

to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other events referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the Amended 2017 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries. As of April 1, 2021, approximately 708 employees (including executive officers) and seven non-employee directors would be eligible to participate in the 2017 Plan.

Authorized Shares; Limits on Awards. Subject to the adjustment provisions included in the 2017 Plan, the maximum number of shares of the Company’s common stock initially available for issuance pursuant to awards under the 2017 Plan equaled 8,300,000 shares of the Company’s common stock (reduced by the number of shares of common stock subject to awards granted under the 2012 Plan on or after March 31, 2017 and prior to the adoption of the 2017 Plan), which was increased to 19,200,000 by stockholder approval in June 2018, and was increased to 29,200,000 by stockholder approval in June 2020. The proposed amendment to the 2017 Plan would increase the available shares to 34,200,000. Shares issued in respect of any “full-value award” granted under the Amended 2017 Plan will be counted against the share limit described in the preceding sentence as 1.50 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 restricted stock units under the Amended 2017 Plan, 150 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

The following other limits are also contained in the Amended 2017 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 34,200,000.

•	The maximum number of shares subject to options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 3,000,000 shares.

•

“Performance-based awards” under Section 5.2 of the Amended 2017 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $5,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 3,000,000 shares.

•

The aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of common stock that may be paid or granted during any calendar year to any non-employee director shall not exceed $1,200,000 for existing non-employee directors and $2,200,000 for new non-employee directors.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Amended 2017 Plan or the Prior Plans will again be available for subsequent awards under the Amended 2017 Plan (with any such shares subject to full-value awards increasing the Amended 2017 Plan’s share limit based on the full-value award ratio described above or, in the case of an award granted under a Prior Plan, the full-value award ratio set forth in such Prior Plan). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the Amended 2017 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the Amended 2017 Plan. To the extent that an award granted under the Amended 2017 Plan or a Prior Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the Amended 2017 Plan (with any such shares subject to full-value awards increasing the Amended 2017 Plan’s share limit based on the full-value award ratio described above or, in the case of an award granted under a Prior Plan, the full-value award ratio set forth in such Prior Plan). In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the Amended 2017 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 75 shares (after adjustment for the full-value award share counting ratio described above) shall be counted against the share limits of the plan.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the Amended 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Amended 2017 Plan. The Company may not increase the applicable share limits of the Amended 2017 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The Amended 2017 Plan authorizes stock options, stock appreciation rights, stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions, awards of any similar securities with a value derived from the value of or related to the common stock and/or returns thereon, or cash awards. The Amended 2017 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards granted under the Amended 2017 Plan will be subject to such terms and conditions as established by the Administrator and set forth in the underlying award agreement, including terms relating to the treatment of an award upon a termination of employment. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is eight years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the Amended 2017 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the Amended 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is eight years from the date of grant.

Performance-Based Awards. The Administrator may grant performance-based awards under the Amended 2017 Plan.    Performance-based awards are in addition to any of the other types of awards that may be granted under the Amended 2017 Plan. Performance-based awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of performance-based awards may depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The criteria that the Administrator may use for this purpose may include, without limitation, any one or more of the following: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); working capital; stock price; total stockholder return; revenue; gross profit; operating income; net earnings (before or after interest, taxes, depreciation and/or amortization); gross margin; operating margin; net margin; return on equity or on assets or on net investment; cost containment or reduction; regulatory submissions or approvals; manufacturing production; completion of strategic partnerships; research milestones; any other measure selected by the Administrator or any combination thereof. As applicable, these terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its subsidiaries. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude determinable components of any performance goal, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

The performance measurement period with respect to an award may range from three months to ten years. Performance-based awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of performance-based awards and may reserve discretion to reduce payments below maximum award limits.

Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the Amended 2017 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that as to any dividends or dividend equivalent rights granted in connection with an award granted under the Amended 2017 Plan that is subject to vesting requirements, no dividends or dividend equivalent payments will be made unless the related vesting conditions of the award are satisfied.

Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of the Amended 2017 Plan. Notwithstanding anything in the Amended 2017 Plan to the contrary, the Administrator may approve an award agreement that, upon the termination of a participant’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an award agreement such that (i) any or all outstanding stock options and stock appreciation rights will become exercisable in part or in full, (ii) all or a portion of the restriction or vesting period applicable to any outstanding award will lapse, (iii) all or a portion of the performance measurement period applicable to any outstanding award will lapse and (iv) the performance goals applicable to any outstanding award (if any) will be deemed to be satisfied at the target, maximum or any other interim level.

Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the Amended 2017 Plan, upon the occurrence of a “change in control,” as defined in the Amended 2017 Plan, the Administrator may provide for the cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards granted under the Amended 2017 Plan. To the extent the administrator does not provide for the assumption, substitution or other continuation of the awards, then all awards then-outstanding under the Amended 2017 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, provided that the holder of a stock option or stock appreciation right would be given reasonable advance (but no more than ten days’) notice of the impending termination and a reasonable opportunity to exercise his or her vested stock option or stock appreciation right (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Amended 2017 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control and provide that any such acceleration shall be automatic upon the occurrence of any such event, including a termination of employment within a limited period of time following a corporate transaction.

Transfer Restrictions. Subject to certain exceptions contained in the Amended 2017 Plan, awards under the Amended 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Amended 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The Amended 2017 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the Amended 2017 Plan. The board of directors may amend or terminate the Amended 2017 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of the plan. Unless terminated earlier by the board of directors, the authority to grant new awards under the 2017 Plan will terminate on March 27, 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Clawback Policy. The awards under the Amended 2017 Plan are subject to the terms of the Company’s clawback policy as it may be in effect from time to time.

Federal Income Tax Consequences of Awards under the Amended 2017 Plan

The U.S. federal income tax consequences of the Amended 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct, except to the extent limited by Section 162(m) of the Code, and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although if the participant is subject to the U.S. federal alternative minimum tax, the difference between the option exercise price and the fair market value of the shares at the time of exercise is includible for purposes of such alternative minimum tax. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

The current federal income tax consequences of other awards authorized under the Amended 2017 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions constituting a substantial risk of forfeiture lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, restricted stock units, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, except to the extent limited by Section 162(m) of the Code.

If an award is accelerated under the Amended 2017 Plan in connection with a “change in control” (as defined in the Amended 2017 Plan), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under Section 280G of the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2017, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position. Beginning on or after January 1, 2027, the American Rescue Plan Act of 2021 (the “ARPA”) expands the applicability of Section 162(m) of the Code to also include the next five highest paid corporate officers so that the total number of covered employees subject to the $1 million deduction limitation will at least be 10.

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the amendment to the 2017 Plan. The Administrator has the discretion to grant awards under the Amended 2017 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by the Company’s named executive officers or others under the Amended 2017 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following person and groups during 2020: each named executive officer; all current executive offers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

Name and Position	Stock Options			Restricted Stock Units

	Number of Shares (#)	Average Exercise Price ($)		Number of Units (#)	Dollar Value ($)(1)
Howard W. Robin President and Chief Executive Officer	381,300	18.75		250,100	4,996,266
Gil M. Labrucherie Chief Operating Officer and Chief Financial Officer	143,000	18.75		107,600	2,247,676
John Northcott Senior Vice President and Chief Commercial Officer	102,000	18.75		76,800	1,604,293
Mark A. Wilson Senior Vice President and General Counsel	102,000	18.75		76,800	1,604,293
Jonathan Zalevsky, Ph.D. Chief Research and Development Officer	143,000	18.75		107,600	2,247,676
All executive officers (5 persons)	871,300	18.75	(2)	618,900	12,700,204	(3)
All non-executive directors (7 persons other than Mr. Robin)	127,400	19.90	(2)	63,700	1,267,624	(3)
All employees (other than current executive officers) (approximately 708 persons)*	654,500	19.55	(2)	4,179,345	80,941,787	(3)
*	As of April 1, 2021
(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2021.

(2)	Represents the weighted average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.

Equity Compensation Plan Information

The following table presents aggregate summary information as of December 31, 2020, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options & Vesting of RSUs (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a) (c)
Equity compensation plans approved by security holders	20,894	$24.30	8,890
Equity compensation plans not approved by security holders	0	$0	0

Total	20,894	$24.30	8,890

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2 FOR APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our consolidated financial statements since our inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in our best interests and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the votes cast during the live webcast or by proxy at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP for our fiscal year ending December 31, 2021. Abstentions are treated as shares represented during the live webcast or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the effect of a vote against the ratification of Ernst & Young LLP as our independent registered public accounting firm. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The board of directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders.

We urge you to carefully review the Compensation Discussion and Analysis section of this proxy statement for details on our executive compensation, including our compensation philosophy and objectives and the 2020 compensation of the named executive officers (“NEOs”) described in the section titled “Compensation Program Objectives and Philosophy.”

We are presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the NEOs by voting for or against the following resolution (a “say-on-pay” vote), as required pursuant to Section 14A of the Exchange Act:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the proxy statement for the Company’s 2021 Annual Meeting is hereby APPROVED.”

While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our board of directors and our Organization and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

The affirmative vote of a majority of the votes cast by holders of the shares of common stock present during the live webcast or represented by proxy at the Annual Meeting is required (on a non-binding advisory basis) for approval of this proposal. Abstentions are treated as shares represented during the live webcast or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 12, 2021, by: (i) each director and nominee for director; (ii) each of our NEOs; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158.

	Beneficial Ownership **
Beneficial Owner	Number of Shares	Percent of Total
Invesco Ltd.(1)	35,456,949	19.80%
FMR LLC(2)	18,949,684	10.56%
PRIMECAP Management Company(3)	18,440,399	10.28%
BlackRock, Inc. and certain subsidiaries(4)	18,378,080	10.2%
The Vanguard Group(5)	16,272,585	9.07%
Wellington Management Group LLP(6)	13,392,612	7.47%
Jeff Ajer(7)	101,258	*
Robert B. Chess(8)	439,606	*
Myriam J. Curet, M.D.(9)	25,523	*
Karin Eastham(10)	64,344	*
R. Scott Greer(11)	344,707	*
Howard W. Robin(13)	1,954,191	1.10%
Roy A. Whitfield(14)	416,383	*
Gil M. Labrucherie(15)	837,104	*
John Northcott(16)	132,212	*
Mark A. Wilson(17)	280,937	*
Jonathan Zalevsky, Ph.D.(18)	699,818	*
All executive officers and directors as a group (11 persons)	5,296,083	2.91%

*	Denotes ownership percentage less than 1%.
**

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 182,296,922 shares outstanding on April 12, 2021, adjusted as required by rules promulgated by the SEC.

(1)

Based solely on the Schedule 13G/A (Amendment No. 3) filed with the SEC on February 12, 2021 by Invesco Ltd. a registered investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). Invesco Ltd. has the sole voting power with respect to 35,350,075 shares of our common stock and sole dispositive power with respect 35,456,949 shares of our common stock. The address of Investco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309. Investco Advisers, Inc. is a subsidiary of Invesco Ltd. and it advises the Invesco Global Opportunities Fund which owns 19.37% of the security reported herein.

(2)

Based solely on the Schedule 13G/A (Amendment No. 6) filed with the SEC on February 8, 2021 by FMR LLC, a parent holding company in accordance with Rule 240.13d-1(b)(1)(ii)(G). FMR LLC has the sole voting power with respect to 4,250,372 shares of our common stock and the sole dispositive power with respect to 18,949,684 shares of our common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Based solely on the Schedule 13G/A (Amendment No. 9) filed with the SEC on February 12, 2021 by PRIMECAP Management Company, a registered investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). PRIMECAP Management Company has the sole voting power with respect to

18,305,742 shares of our common stock and sole dispositive power with respect 18,440,399 shares of our common stock. The address of PRIMECAP Management Company is 177 East Colorado Blvd., 11th floor, Pasadena, CA 91105.
(4)

Based solely on the Schedule 13G/A (Amendment No. 14) filed with the SEC on January 27, 2021 by BlackRock, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). BlackRock, Inc. has the sole voting power with respect to 17,797,064 shares of our common stock and the sole dispositive power with respect to 18,378,080 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)

Based solely on the Schedule 13G/A (Amendment No. 9) filed with the SEC on February 10, 2021 by The Vanguard Group Inc., a registered investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). The Vanguard Group has the sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 117,151 shares of our common stock, sole dispositive power with respect to 16,010,499 shares of our common stock and shared dispositive power with respect to 262,086 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

Based solely on the Schedule 13G/A (Amendment No.2) jointly filed with the SEC on February 4, 2021 by Wellington Management Group, LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Wellington Management Group LLP has the shared voting power with respect to 13,392,612 shares of our common stock and the shared dispositive power with respect to 13,392,612 shares of our common stock. Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP is a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G) and Wellington Management Company LLP is an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E). The shares of our common stock as to which the Schedule 13G/A was filed by Wellington Management Group LLP, as parent holding company of certain holding companies, and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively the “Wellington Investment Advisers”) are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly or indirectly through Wellington Management Global Holdings Ltd, the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP, Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP,    280 Congress Street, Boston, MA 02210.

(7)	Includes 90,883 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021.
(8)	Includes 174,633 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021.
(9)	Includes 23,183 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021.
(10)	Includes 40,244 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021.
(11)	Includes 134,633 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021.
(12)	Includes 158,166 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021.
(13)

Includes (i) 1,694,500 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021, (ii) and 22,434 shares from RSU awards that are scheduled to vest and be released within 60 days of April 12, 2021 and (iii) 410 shares owned by Mr. Robin’s wife.

(14)

Includes (i) 74,633 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021 and (ii) 71,500 shares held in trust for Mr. Whitfield’s children under which Mr. Whitfield is the sole trustee.

(15)

Includes (i) 810,699 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021, (ii) 16,324 shares from RSU awards that are scheduled to vest and be released within 60 days of April 12, 2021, (iii) 4,218 shares issued pursuant to our Amended and Restated Employee Stock Purchase Plan and (iv) 997 shares issued pursuant to our 401(k) Retirement Plan.

(16)

Includes (i) 80,312 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021 and (ii) 14,879 shares from RSU awards that are scheduled to vest and be released within 60 days of April 12, 2021.

(17)

Includes (i) 240,609 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021, (ii) 5,332 shares from RSU awards that are scheduled to vest and be released within 60 days of April 12, 2021, (iii) 3,107 shares pursuant to our Amended and Restated Employee Stock Purchase Plan.

(18)

Includes (i) 522,293 shares issuable upon exercise of stock options exercisable within 60 days of April 12, 2021 and (ii) 60,380 shares from RSU awards that are scheduled to vest and be released within 60 days of April 12, 2021.

SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2020, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the dollar amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting where the Audit Committee reviews the transaction.

As required under SEC rules, related party transactions that are determined to be directly or indirectly material to us or the related party are disclosed in our proxy statement. Historically, we have not entered into transactions with related parties. Michael Robin, the son of Howard W. Robin, our President and Chief Executive Officer, is employed by the Company in a non-executive officer capacity as a vice-president in our project management group. During 2020, Michael Robin’s total compensation was approximately $904,345.31 including base salary, bonus, spot awards, RSUs and benefits. Michael Robin’s 2020 compensation is comprised of 44% equity-based compensation. Michael Robin’s compensation was established by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions, without the direct involvement of Howard W. Robin. During the 2020 fiscal year, there were no other relationships or transactions between us and any related party for which disclosure is required under the rules of the SEC.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The following is a brief biography of each current director, including each nominee for reelection at the Annual Meeting to a new term of office and each director whose current term of office continues through the Annual Meeting.

THE BOARD OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

R. Scott Greer

R. Scott Greer, age 62, has served as our director since February 2010. Mr. Greer currently serves as Managing Director of Numenor Ventures, LLC, a venture capital firm. In 1996, Mr. Greer co-founded Abgenix, Inc., a company that specialized in the discovery, development and manufacture of human therapeutic antibodies, and from June 1996 through May 2002, he served as its Chief Executive Officer. He also served as a director of Abgenix from 1996 and Chairman of the board of directors from 2000 until the acquisition of Abgenix by Amgen, Inc. in April 2006. Prior to Abgenix’s formation, Mr. Greer held senior management positions at Cell Genesys, Inc., a biotechnology company, initially as Chief Financial Officer and Vice President of Corporate Development and later as Senior Vice President of Corporate Development, and various positions at Genetics Institute, Inc., a biotechnology research and development company. He currently serves as a member of the board of directors of Inogen, Inc., a medical device company that develops and markets oxygen therapy products. Mr. Greer served as a member of the board of directors of Sientra, Inc., a medical aesthetics company from 2014-2018,Versartis, Inc., an endocrine focused biopharmaceutical company from 2014-2018, Auspex Pharmaceuticals, a biopharmaceutical company developing drugs for patients with movement disorders and other rare diseases from 2014-2015, Sirna Therapeutics, Inc., a biotechnology company, from 2003, and as its Chairman of the board of directors from 2005, through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006. From 2001 to 2005, Mr. Greer served as a member of the board of directors of Illumina, Inc., a provider of integrated systems for the analysis of genetic variation and biological function; and from 2001 to 2004, he served as member of the board of directors of CV Therapeutics, Inc., a biotechnology company. Mr. Greer also served as a member of the board of directors of StemCells, Inc., a biopharmaceutical company focused on stem cell therapeutics from 2010 to 2016 and additionally from 2010-2016 was Chairman of the board of Ablexis, an antibody technology company. Mr. Greer received a B.A. in Economics from Whitman College and an M.B.A. degree from Harvard University. He also was a certified public accountant.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING

Myriam J. Curet, M.D.

Myriam J. Curet, M.D., age 64, was appointed to serve as a member of our board of directors in December 2019. Dr. Curet currently serves as the Executive Vice President and Chief Medical Officer of Intuitive Surgical, Inc. Prior to being promoted as Executive Vice President and Chief Medical Officer in November 2017, Dr. Curet served as the Chief Medical Advisor for Intuitive Surgical from December 2005 to February 2014 and as Intuitive Surgical’s Senior Vice President and Chief Medical Officer from February 2014 to November 2017. Dr. Curet also has a faculty position as Professor of Surgery at Stanford University School of Medicine. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. She was also on the faculty at the University of New Mexico for six years prior to joining Stanford University in 2000. Dr. Curet received her M.D. from Harvard Medical School and completed her general surgery residency program at the University of Chicago and her Surgical Endoscopy fellowship at the University of New Mexico.

Karin Eastham

Karin Eastham, age 71, was appointed to serve as a member of our board of directors in September 2018. Ms. Eastham currently serves on the boards of directors of several life sciences companies. Ms. Eastham has served on the board of directors of Geron Corporation since March 2009, Veracyte, Inc. since December 2012, and Personalis, Inc. since November 2019. Ms. Eastham served as a member of the board of directors of Illumina Inc. from August 2004 to May 2019, MorphoSys AG from May 2012 to May 2017, Amylin Pharmaceuticals, Inc. from September 2005 until its acquisition in August 2012, Genoptix, Inc. from July 2008 until its acquisition in March 2011, Tercica, Inc. from December 2003 until its acquisition in October 2008, and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research (now Sanford Burnham Prebys Medical Discovery Institute), a non-profit corporation engaged in biomedical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. Ms. Eastham previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Diagnostics, from 1976 to 1988. Ms. Eastham received a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant.

Howard W. Robin

Howard W. Robin, age 68, has served as our President and Chief Executive Officer since January 2007 and has served as a member of our board of directors since February 2007. Mr. Robin served as Chief Executive Officer, President and a director of Sirna Therapeutics, Inc., a biotechnology company, from July 2001 to November 2006 and from January 2001 to June 2001, served as their Chief Operating Officer, President and as a director. From 1991 to 2001, Mr. Robin was Corporate Vice President and General Manager at Berlex Laboratories, Inc. (“Berlex”), a pharmaceutical products company that is a subsidiary of Schering, AG, and from 1987 to 1991 he served as Vice President of Finance and Business Development and Chief Financial Officer. From 1984 to 1987, Mr. Robin was Director of Business Planning and Development at Berlex. He was a Senior Associate with Arthur Andersen & Co. prior to joining Berlex. He received his B.S. in Accounting and Finance from Fairleigh Dickinson University and serves as a member of its Board of Trustees.

CURRENT DIRECTORS NOMINATED FOR REELECTION TO SERVE UNTIL THE 2024 ANNUAL MEETING

Jeff Ajer

Jeff Ajer, age 58, was appointed to our board of directors in September 2017. Mr. Ajer currently serves as Executive Vice President and Chief Commercial Officer at BioMarin Pharmaceutical Inc. (“BioMarin”), a global biotechnology company that develops and commercializes innovative therapies for people with serious and life-threatening rare disorders. From October 2012 to January 2014, Mr. Ajer served as Senior Vice President and Chief Commercial Officer of BioMarin. From April 2009 to October 2012, Mr. Ajer served as BioMarin’s Vice President, Commercial Operations, The Americas, where he had responsibility for commercial operations throughout the Americas and led product marketing, reimbursement, and sales operations for BioMarin. Prior to joining BioMarin, Mr. Ajer served in various roles at Genzyme Corporation (“Genzyme”) beginning in November 2003, most recently as Vice President, Global Transplant Operations from December 2004 to August 2005. Mr. Ajer’s experience prior to Genzyme includes roles in sales, marketing and operations at SangStat Medical Corporation and ICN Pharmaceuticals. Mr. Ajer also served on the board of directors of True North Therapeutics. Mr. Ajer received both a B.S. in chemistry and an M.B.A. from the University of California, Irvine.

Robert B. Chess

Robert B. Chess, age 64, is the Chairman of our board of directors and has served as a director since May 1992. From March 2006 until January 2007, Mr. Chess served as our Acting President and Chief Executive Officer, and from April 1999 to January 2007, served as Executive Chairman. He also served as our Co-Chief Executive Officer from August 1998 to April 2000, as President from December 1991 to August 1998, and as

Chief Executive Officer from May 1992 to August 1998. Mr. Chess was previously the co-founder and President of Penederm, Inc., a publicly-traded dermatological pharmaceutical company that was sold to Mylan Laboratories. He has held management positions at Intel Corporation and Metaphor Computer Systems (now part of IBM), and was a member of the first President Bush’s White House staff as a White House Fellow and Associate Director of the White House Office of Economic and Domestic Policy. From 1997 until his retirement in 2009, Mr. Chess served on the board of directors of the Biotechnology Industry Organization (“BIO”). Mr. Chess served as Chairman of BIO’s Emerging Companies Section and Co-Chairman of BIO’s Intellectual Property Committee. Mr. Chess was the initial Chairman of Bio Ventures for Global Health and continues to serve on its board. He also serves on the Board of Trustees of the California Institute of Technology where he chairs the Technology Transfer Committee. Mr. Chess serves on the board of directors and is the lead director of Twist Biosciences, a publicly-traded company in the synthetic biology field. He is currently a member of the faculty of the Stanford Graduate School of Business, where he teaches courses in the MBA program on the healthcare industry and the business opportunity created by aging demographics and increased longevity. Mr. Chess received his B.S. degree in Engineering with honors from the California Institute of Technology and an M.B.A. from Harvard University.

Roy A. Whitfield

Roy A. Whitfield, age 67, has served as our director since August 2000 and as Lead Independent Director since January 2019. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (“Incyte”), a drug discovery and development company he co-founded in 1991. From January 1993 to November 2001, Mr. Whitfield served as its Chief Executive Officer and from November 2001 until June 2003 as its Chairman. He also served as a director of Incyte from 1991 to January 2014. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation (“Technicon”), a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. Mr. Whitfield received a B.S. in mathematics from Oxford University and an M.B.A. from Stanford University.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met thirteen (13) times during 2020. For the term of service during which he or she was a director in fiscal year 2020, each board member attended 75% or more of the aggregate of the board meetings and key committee meetings. All of our directors on our board attended our 2020 annual meeting of stockholders.

CORPORATE GOVERNANCE

The board of directors has documented our governance practices in our Corporate Governance Policy Statement to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Policy Statement sets forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The Corporate Governance Policy Statement also provides that the board of directors will include qualified candidates when filling positions for Chief Executive Officer vacancies and board membership from a variety of backgrounds and experiences, including candidates of gender, age and racial/ethnic diversity. In any retained search for Chief Executive Officer and board candidates, the board of directors will direct the third party search firm to identify and include candidates with gender and racial/ethnic diversity as part of the retained search. The Corporate Governance Policy Statement, as well as the charters for each committee of the board, may be viewed at www.nektar.com.

BOARD LEADERSHIP STRUCTURE

The positions of Chief Executive Officer and Chairman of the board of directors are currently held by Howard W. Robin and Robert B. Chess, respectively. The board of directors believes at this time having a separate chairman provides a more effective channel for the board of directors to express its views on management, by enhancing the board’s oversight of, and independence from, management, and allows the Chief Executive Officer to focus more on the strategy and operations of the Company.

Lead Independent Director

Roy A. Whitfield serves as our Lead Independent Director. The board of directors believes that a robust Lead Independent Director role facilitates independent board oversight of management. In accordance with the Company’s revised Corporate Governance Policy Statement approved by the Board on February 4, 2019, the Lead Independent Director shall, among other things, (i) have authority to call meetings of the independent directors; (ii) chair meetings of the independent directors in the event the Chairman of the board of directors is not independent; (iii) serve as a liaison between the Chairman of the board and the independent directors; (iv) approve information sent to the board; (v) approve meeting agendas for the board; (vi) approve meeting schedules for the board to assure that there is sufficient time for discussion of all agenda items; and (vii) have such other duties and responsibilities as may be assigned by the board from time to time.

RISK OVERSIGHT

The board of directors monitors and assesses key business risks directly through deliberations of the board of directors and also by way of delegation of certain risk oversight functions to be performed by committees of the board of directors. The board of directors regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the Company’s business:

•	Review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against the plan and any related risks and uncertainties.

•

Periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs.

•	Regular consideration of the risks and uncertainties presented by alternative clinical development strategies.

•	Periodic review and oversight of information technology (IT) risks and opportunities.

•

Regular review of the progress and results of the Company’s clinical development programs and early research efforts including but not limited to the strengths, weaknesses, opportunities and threats for these programs.

•	Periodic review and oversight of material outstanding litigation or threatened litigation.

•	Review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies.

•	Regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals.

•	Regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business.

•	Periodic review of the Company’s intellectual property estate.

•	Periodic review and assessment of CEO succession planning.

•	Periodic review of the Company’s compensation programs.

The discussion above of risk oversight matters reviewed by the board of directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the board of directors in providing oversight and direction for the Company’s senior management and business.

The risk oversight function of the board of directors is also administered through various board committees. The Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The Audit Committee also periodically reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions. To assist the Audit Committee in its risk management oversight function, the internal auditor has a direct reporting relationship to the Audit Committee. The Company’s internal audit function is focused on internal control monitoring and activities in support of the Audit Committee’s risk oversight function.

The Organization and Compensation Committee is responsible for the design and oversight of the Company’s compensation programs as well as succession planning for the chief executive officer position and other key executive positions. The Organization and Compensation Committee regularly considers whether the Company’s compensation policies and practices create risks that could have a material adverse impact on the Company and has concluded that they do not based on several design features of our compensation program that we believe reduces the likelihood of excessive risk-taking, including the following:

•	the compensation plan design provides a mix of base salary, short-term incentive compensation opportunity and equity compensation earned over multiple-year periods;

•

the determination of the corporate performance rating under the annual bonus plan is based on our achievement of a diversified mix of development, research, organizational and financial objectives. Thus, the achievement of any single corporate objective does not have a disproportionate impact on the aggregate annual bonus awarded;

•	each employee’s annual cash bonus is determined by a combination of the corporate performance rating and a subjective determination of individual performance;

•	the maximum payout levels for annual incentive bonuses are capped at 200% of each employee’s annual target bonus;

•

a substantial portion of each executive’s compensation opportunity is in the form of long-term equity incentives, which help to further align the long-term interests of our executives with those of our stockholders;

•

all employees are subject to our security trading policy which prohibits trading in derivative securities (i.e., puts or calls), short selling, and any trading in the Company’s securities on margin; and

•

each executive officer is subject to our claw-back policy which provides that any compensation received by an executive officer based upon the achievement of financial results that are subsequently revised is subject to cancellation or a reimbursement obligation.

The Nominating and Corporate Governance Committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. This committee periodically reviews the composition of the board of directors to help ensure that a diversity of skills and experiences is represented by the members of the board of directors taking into account the stage of growth of the Company and its strategic direction.

In carrying out their risk oversight functions, the board of directors and its committees routinely request, and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the

Company. The board of directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a research-based development stage biopharmaceutical company and the fast-paced changes in the biopharmaceutical industry. In that regard, in 2019 the Company maintained a risk management committee composed of senior managers in charge of important functional areas that regularly reported to the board of directors or one of its designated committees.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Global Select Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board consults with counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these standards, after review of all relevant transactions (if any) or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Robin, our President and Chief Executive Officer.

As required under applicable NASDAQ listing standards, in the 2020 fiscal year, our independent directors met at least four times in regularly scheduled executive sessions. The Lead Director presided over such sessions at which only independent directors were present.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has three regularly constituted committees: an Audit Committee, an Organization and Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information as of December 31, 2020, for each of the board committees:

Name	Audit		Organization and Compensation		Nominating and Corporate Governance
Jeff Ajer	X				X
Robert B. Chess
Myriam J. Curet, M.D.			X
Karin Eastham	X	(1)	X
R. Scott Greer	X		X	(1)	X
Howard W. Robin
Roy A. Whitfield	X				X	(1)

Total meetings in the 2020 fiscal year	7		6		4

(1)	Committee Chairperson.

Below is a description of each committee of the board of directors. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

AUDIT COMMITTEE

The Audit Committee of the board of directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee:

•	evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;

•	determines whether to retain or terminate our independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•

reviews and determines the engagement of the independent auditors, including the overall scope and plans for their respective audits, the adequacy of staffing and compensation, and negotiates and executes, on behalf of the Company, engagement letters with the independent auditors;

•

establishes guidelines and procedures with respect to the rotation of the lead or coordinating audit partners having primary responsibility for the audit and the audit partner responsible for reviewing the audit;

•

reviews and approves the retention of the independent registered public accounting firm for any permissible non-audit services and, at least annually, discusses with our independent registered public accounting firm, and reviews, that firm’s independence;

•

obtains and reviews, at least annually, a formal written statement prepared by the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company and discusses with the independent registered public accounting firm, and reviews, its independence from management and the Company;

•

reviews with the independent registered public accounting firm any management or internal control letter issued or, to the extent practicable, proposed to be issued by the independent registered public accounting firm and management’s response;

•	reviews with management and the independent registered public accounting firm the scope, adequacy and effectiveness of our financial reporting controls;

•

reviews and discusses with management, the Company’s risk management committee, the internal auditor and the independent registered public accounting firm, as appropriate, the Company’s major financial risks, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•	reviews and evaluates the Company’s information technology processes and risks;

•

establishes and maintains procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•

investigates and resolves any disagreements between our management and the independent registered public accounting firm regarding our financial reporting, accounting practices or accounting policies and reviews with the independent registered public accounting firm any other problems or difficulties it may have encountered during the course of the audit work;

•	meets with senior management and the independent registered public accounting firm in separate executive sessions;

•	reviews the consolidated financial statements to be included in our quarterly reports on Form 10-Q and our annual reports on Form 10-K;

•	discusses with management and the independent registered public accounting firm the results of the independent registered public accounting firm’s review of our quarterly consolidated financial statements and the results of our annual audit and the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports;

•

reviews and discusses with management and the independent registered public accounting firm any material financial arrangements of the Company which do not appear on the financial statements of the Company and any significant transactions or courses of dealing with parties related to the Company;

•	reviews with management and the independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation;

•	oversees the Company’s internal audit function;

•

discusses with management and the independent registered public accounting firm any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s consolidated financial statements, financial reporting process or accounting policies;

•	oversees the preparation of the Audit Committee report to be included in the Company’s annual report or proxy statement; and

•

reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions.

The Audit Committee has the authority to retain special legal, accounting or other professional advisors to advise the committee as it deems necessary, at our expense, to carry out its duties and to determine the compensation of any such advisors.

Ms. Eastham serves as the Chairperson of the Audit Committee. The board of directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent.

During the 2020 fiscal year, the board of directors determined that Ms. Eastham also qualifies as an “Audit Committee financial expert” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Ms. Eastham’s level of knowledge and experience based on a number of factors, including her formal education and experience as a Chief Financial Officer of a public reporting company. In addition to serving as the chairperson of our Audit Committee, Ms. Eastham also serves on the Audit Committees of Illumina, Inc. (NASDAQ: ILMN), Geron Corporation (NASDAQ: GERN) and Veracyte, Inc. (NASDAQ: VCYT). The board of directors does not believe that such simultaneous service impairs Ms. Eastham’s ability to effectively serve on our Audit Committee. The board of directors has also determined that Mr. Greer qualified as an “Audit Committee financial expert” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Mr. Greer’s level of knowledge and experience based on a number of factors, including his formal education and experience as a Chief Executive Officer at a public reporting company, a Chief Financial Officer, and the chairman of public company Audit Committees. Mr. Greer also serves as the chair of the Audit Committee of Inogen, Inc. (NASDAQ: INGN). The board of directors does not believe that such simultaneous service impairs Mr. Greer’s ability to effectively serve as member of our Audit Committee. The Audit Committee has adopted a written Audit Committee charter that is available on our corporate website at www.nektar.com.

ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee of the board of directors administers the variable compensation programs and reviews management’s recommendations for organization structure and development of the Company. Additionally, the Organization and Compensation Committee reviews and in some cases approves the type and level of cash and equity-based compensation for officers, employees and consultants of the Company, and recommends certain compensation actions to the board of directors for review and approval. The Organization and Compensation Committee:

•	reviews and approves the structure and guidelines for various incentive compensation and benefit plans;

•	grants equity awards under the various equity incentive compensation and benefit plans and an inducement plan established under NASDAQ Listing Rule 5635(c)(4) and IM-5635-1;

•

approves the compensation for the executive officers of the Company, including the President and Chief Executive Officer, and those vice-president level employees that report directly to the President and Chief Executive Officer, including, but not limited to, annual salary, bonus, equity compensation and other benefits;

•

recommends the compensation levels for the members of the board of directors who are not employed by us or our subsidiaries (“non-employee directors”) for approval by the independent members of the board of directors;

•

reviews the operation of the Company’s executive compensation programs to determine whether they remain supportive of the Company’s business objectives and are competitive relative to comparable companies and establishes and periodically reviews policies for the administration of executive compensation programs;

•

reviews the Company’s executive compensation arrangements to evaluate whether incentive and other forms of compensation do not encourage inappropriate or excessive risk taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s executive compensation arrangements;

•

reviews and discusses with management and the Company’s risk management committee, as appropriate, the Company’s major risks relating to the purview of the Organization and Compensation Committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•	oversees the preparation of the Organization and Compensation Committee report to be included in the Company’s annual proxy statement and Annual Report on Form 10-K;

•	reviews and reassess the adequacy of the Organization and Compensation Committee charter on at least an annual basis;

•	reviews management recommendations on organization structure and development, including succession planning; and

•	reviews performance of the executive officers and vice-president level employees that report directly to the Chief Executive Officer.

The Organization and Compensation Committee takes into account our President and Chief Executive Officer’s recommendations regarding the compensatory arrangements for our executive officers, although our President and Chief Executive Officer does not participate in the deliberations or determinations of his own compensation. In particular, the Organization and Compensation Committee considered our President and Chief Executive Officer’s recommendations for 2020 regarding the increase in annual base compensation, award of annual performance-based bonus compensation and the equity granted to our executive officers excluding himself. While the Organization and Compensation Committee considers and appreciates the input and expertise of management in making its decisions, it does ensure that an executive session where no management is present is included in the agenda for every committee meeting. The Organization and Compensation Committee’s charter gives the committee the sole authority to retain independent counsel, compensation and benefits consultants or other outside experts or advisors that it believes to be necessary or appropriate. During 2020, the Organization and Compensation Committee retained Radford, part of the Rewards Solutions practice of Aon plc, a nationally recognized executive compensation consulting firm that performs compensation benchmarking, analysis and design services. Radford was engaged in 2020 to provide regulatory, legislative updates and market trend analysis, to provide analysis on our compensation programs, to provide recommendations and advice on the structure, elements and amounts of compensation provided to our non-employee directors, to provide recommendations and advice on Nektar peer companies, to review the Compensation Discussion and Analysis, and to provide executive compensation analysis as needed. Radford provides compensation survey services to the company in addition to the executive and director compensation services it performs at the request of the Organization and Compensation Committee. In 2020, we paid Radford $12,200 for provision of survey services. After consideration of such services and other factors prescribed by the SEC for purposes of assessing the independence of compensation consultants, we have determined that no conflicts of interest exist between the Company and Radford (or any individuals providing such services to the committee on Radford’s behalf).

The Organization and Compensation Committee may delegate to its subcommittees such authority as it deems appropriate, except for the authority the committee is required to exercise by applicable law or regulation. The Organization and Compensation Committee has delegated certain limited authority to grant stock option awards under our stock incentive plan to a committee comprised of management representatives, and with respect to certain limited authority to grant restricted stock unit awards (RSUs), to a committee of the board of directors, with Mr. Robin serving as the sole member of that committee. These committees may not approve award grants to anyone serving as an executive officer or director of the Company. Other than the authority delegated to these committees, the Organization and Compensation Committee has no current intention to delegate any of its authority to any other committee or subcommittee.

The current members of the Organization and Compensation Committee are Mr. Greer, who chairs the committee, and Ms. Eastham and Dr. Curet. The board of directors annually reviews the NASDAQ listing standards definition of independence for Organization and Compensation Committee members and has determined that all members of our Organization and Compensation Committee are independent. The Organization and Compensation Committee charter can be found on our corporate website at www.nektar.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee:

•	establishes criteria for board membership, including standards for independence, and considers and assesses the independence of the directors;

•	evaluates board composition and performance;

•	identifies, reviews and recommends the board’s selected candidates to serve as directors;

•	considers stockholder recommendations for director nominations and other proposals submitted by stockholders;

•	reviews the adequacy of, and compliance with, our Code of Business Conduct and Ethics;

•	administers and oversees all aspects of our corporate governance functions on behalf of the board;

•	monitors regulatory and legislative developments in corporate governance, as well as trends in corporate governance practices, and makes recommendations to the board regarding the same;

•

reviews and discusses with management and the Company’s risk management committee, as appropriate, the Company’s major risks relating to the purview of the nominating and corporate government committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•

establishes and oversees procedures for the receipt, retention and treatment of complaints received by the Company with respect to legal and regulatory compliance (except for compliance relating to accounting, internal accounting controls, auditing matters and financial disclosure and reporting); and

•

provides recommendations to the board of directors to establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

The Nominating and Corporate Governance Committee believes that candidates for director should possess the highest personal and professional ethics, integrity and values, be committed to represent our long-term interests and those of our stockholders, possess diverse experience at policy-making levels in business, science and technology, possess key personal characteristics such as strategic thinking, objectivity, independent judgment, intellect and the courage to speak out and actively participate in meetings, as well as have sufficient time to carry out the duties and responsibilities of a board member effectively.

The current members of the Nominating and Corporate Governance Committee comprise Mr. Whitfield, who chairs the committee, and Messrs. Ajer and Greer. The board of directors annually reviews the NASDAQ listing standards definition of independence for the Nominating and Corporate Governance Committee and has determined that all members of our Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee charter can be found on our corporate website at www.nektar.com.

The current members of our board of directors represent a desirable mix of backgrounds, skills and experiences, and are all believed to share the key personal characteristics described above. Below are some of the specific experiences and skills of our directors.

Jeff Ajer

Mr. Ajer, has more than 25 years of biotechnology industry experience within rare disease and specialty medicine. Mr. Ajer currently serves as Executive Vice President and Chief Commercial Officer at BioMarin Pharmaceutical Inc. Mr. Ajer recently served on the board of directors of True North Therapeutics. Mr. Ajer has extensive knowledge and expertise of the biotechnology industry.

Robert B. Chess

Mr. Chess is our Chairman and former President and Chief Executive Officer and has a deep understanding of our business. Having founded and led private and public companies, Mr. Chess has strong experience leading growing companies in our industry. Due to his long association with the Company as a director and senior executive leader at various times, he possesses significant knowledge and perspective on the history and development of the Company. Mr. Chess is a prominent participant in our industry, was a long-time member of the board of our industry association, and is on the board of trustees and faculty of leading academic institutions.

Myriam J. Curet, M.D.

Dr. Curet has over 20 years of expierence in the biopharmaceutical industry and faculty positions, and currently serves as the Executive Vice President and Chief Medical Officer of Intuitive Surgical. Dr. Curet has held senior executive positons and has served as Vice President and Chief Medical Officer in November 2017, as the Chief Medical Advisor for Intuitive Surgical from December 2005 to February 2014 and as Intuitive Surgical’s Senior Vice President and Chief Medical Officer from February 2014 to November 2017. Dr. Curet also has a faculty position as Professor of Surgery at Stanford University School of Medicine. Since October 2010, she has served as a Consulting Professor of Surgery at Stanford University with a part time clinical appointment at the Palo Alto Veteran’s Administration Medical Center. She was also on the faculty at the University of New Mexico for six years prior to joining the Stanford University in 2000.

Karin Eastham

Ms. Eastham has held senior executive and finance positions in the biopharmaceutical industry and brings more than 35 years of experience as both an executive and independent director with significant experience in life sciences with particular expertise in both finance and operations. Ms. Eastham currently serves as a director of several other companies. As a result of her extensive experience, she brings strong expertise in finance, accounting, operations management, business development, and corporate governance.

R. Scott Greer

Mr. Greer has a proven track record as an entrepreneur and senior executive with extensive experience in the biotechnology industry, most recently with Abgenix, Inc., until its acquisition by Amgen, Inc. in 2006. Mr. Greer has held senior executive and finance positions at other companies in our industry and currently serves as a director of several other companies in the biopharmaceutical and medical device industries and has served as the Chairman of the Board of several companies. He possesses strong expertise in biotech industry strategy, business models, and finance and has served on compensation, governance and audit committees.

Howard W. Robin

Mr. Robin is our President and Chief Executive Officer. Mr. Robin has over 25 years of experience in the pharmaceutical and biotechnology industries in a variety of roles of increasing responsibility and, prior to becoming our chief executive officer, was the chief executive officer and president and a director of Sirna Therapeutics, a development stage biotechnology company. The board of directors has determined that Mr. Robin’s position as president and chief executive officer provides him with important insight into the Company’s opportunities, risks, strengths and weaknesses, as well as its organizational and operational capabilities, which is valuable to the board of directors in making strategic decisions and performing its oversight responsibilities.

Roy A. Whitfield

Mr. Whitfield has a strong strategy development and leadership background in the biotechnology and medical industries. He is a former strategy consultant from a major consulting firm, was the founder and chief executive officer of a public biotechnology company and has held executive positions in various segments of the health care industry. He has extensive corporate governance experience through his service on other public company boards in the pharmaceutical and life sciences industries.

Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our board to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee also periodically reviews the overall effectiveness of the board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote. We have paid fees to third party search firms in the past to assist in our process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee of our board of directors will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. The Nominating and Corporate Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received will be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of directors’ next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.nektar.com. Amendments to, and waivers from, the code of business conduct and ethics that apply to any director, executive officer or persons performing similar functions will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 2020, the Organization and Compensation Committee consisted of three independent directors: Mr. Greer, Dr. Curet, and Ms. Eastham. No director who served on the Organization and Compensation Committee in 2020 was, or has been, an officer or employee of us, nor has any director had any relationships requiring disclosure under the SEC rules regarding certain relationships and related-party transactions. None of our executive officers served on the board of directors or the Organization and Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our board of directors or Organization and Compensation Committee.

DIRECTOR COMPENSATION TABLE—FISCAL 2020

Each of our non-employee directors participates in our Amended and Restated Compensation Plan for Non-Employee Directors (the “Director Plan”). Only our non-employee directors are eligible to participate in the Director Plan. The following table shows compensation awarded or paid to our non-employee directors for the fiscal year ended December 31, 2020.

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)		Option Awards ($)(3) (d)		All Other Compensation (e)	Total ($) (f)
Jeff Ajer	93,000	181,089		198,313		0	472,402
Robert B. Chess	124,000	181,089		198,313		0	503,402
Myriam J. Curet, M.D.	70,500	181,089		198,313		0	449,402
Karin Eastham	109,000	181,089		198,313		0	488,402
R. Scott Greer	115,500	181,089		198,313		0	494,902
Lutz Lingnau(4)	71,250	181,089	(4)	198,313	(4)	0	450,652
Roy A. Whitfield	123,000	181,089		198,313		0	502,402

(1)

Mr. Robin, our President and Chief Executive Officer, is not included in this table as he was an employee of the Company in 2020 and received no additional compensation for his services in his capacity as a director. Please see the “Summary Compensation Table – Fiscal 2018-2020” for information regarding the compensation Mr. Robin received as our President and Chief Executive Officer.

(2)

Amounts reported represent the aggregate grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), based on the closing price of the Company’s common stock on the grant date and excluding the effects of estimated forfeitures. Each of our then-serving non-employee directors received a grant of 9,100 RSUs for their annual RSU grant on September 22, 2020. As of December 31, 2020, each of our non-employee directors had the following number of RSUs outstanding: Mr. Ajer: 9,100; Mr. Chess: 9,100; Dr. Curet 16,900; Ms. Eastham: 11,933; Mr. Greer: 9,100; Mr. Lingnau: 0; and Mr. Whitfield: 9,100.

(3)

Amounts reported represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2020. Each of our then-serving non-employee directors received a stock option for 18,200 shares for their annual stock option grant on September 22, 2020. As of December 31, 2020, each of our non-employee directors had stock options outstanding: Mr. Ajer: 96,950; Mr. Chess: 180,700; Dr. Curet 41,600; Ms. Eastham: 48,200; Mr. Greer: 180,700; Mr. Lingnau: 162,500; and Mr. Whitfield: 180,700.

(4)	Mr. Lingnau retired from the board of directors on September 30, 2020. As a result, none of his 2020 annual stock awards or options awards had vested by his retirement date and were forfeited.

The 2020 compensation for the Company’s non-employee directors was recommended by the Organization and Compensation Committee to the Board following the receipt of a report from our independent compensation consultant, which in 2020 was Radford, part of the Rewards Solutions practice of Aon plc, which contained an analysis of prevailing market practices regarding levels and types of non-employee director compensation, including the non-employee director compensation practices of our 2020 peer group set forth below in the section entitled “Compensation Discussion and Analysis”, and a comparative assessment of our non-employee director compensation to such peers and market practices. On at least an annual basis, qualified experts deliver a presentation to the Organization and Compensation Committee about recent developments and best practices related to non-employee director compensation.

Effective January 1, 2020 the annual retainer for non-employee directors was $65,000 (“Annual Retainer”) for up to 13 board meetings in each calendar year, after which each member received compensation in the amount of $2,000 for attendance at each subsequent in-person or telephonic Board Meeting, and $1,000 for each in-person Board Meeting attended via conference telephone. In addition to the Annual Retainer, the Chairperson of the Board of Directors received an additional annual retainer of $50,000 for a total of $115,000, and the Independent Lead Director of the Board of Directors received and additional annual retainer of $25,000 for a total of $90,000. The annual retainer amount was $33,000 for the Chair of the Audit Committee and $13,000 for members other than the Chair for up to 9 Audit Committee meetings in each calendar year, after which each member received compensation in the amount of $1,750 for attendance at each subsequent in-person or telephonic Audit Committee meeting and $875 for each in-person Audit Committee meeting who attended via conference telephone in the calendar year, $26,000 for the Chair of the Compensation Committee and $11,000 for members other than the Chair of the Compensation Committee for up to 8 Compensation Committee meetings in each calendar year, after which each member received compensation in the amount of $1,750 for attendance at each subsequent in-person or telephonic Compensation Committee meeting and $875 for each in-person Compensation Committee meeting who attended via conference telephone in the calendar year, $20,000 for the Chair of the Governance Committee and $9,000 for members other than the Chair of the Governance Committee for up to 6 Governance Committee meetings in each calendar year, after which each member received compensation in the amount of $1,750 for attendance at each subsequent in-person or telephonic Governance Committee meeting and $875 for each in-person Governance Committee meeting attended via conference telephone in the calendar year. In 2020 the Chair of any new committees would receive an additional annual retainer of $5,000.

In September of each year, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and RSUs, as determined by the board of directors. These equity awards vest over a period of one year (monthly for stock options and upon the anniversary date for RSUs) and include a number of shares as determined annually by the board of directors. In September 2020 our then-serving non-employee directors received 18,200 stock options and 9,100 RSUs. Upon initial appointment to the board of directors, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and RSUs. These initial equity awards vest over a period of three years from the date of appointment and will be at a level based on 180% of the most recent annual equity compensation grant to non-employee directors, as determined annually by the board of directors. The exercise price of stock options granted is equal to the closing price of the Company’s common stock on the grant date. Following completion of a non-employee director’s service on the board of directors, his or her stock options will remain exercisable for a period of eighteen months (or, if earlier, the end of the maximum term of the option). The term of stock options granted to non-employee directors is eight years. In the event of a change of control, the vesting of each option or RSU award held by each non-employee director will accelerate in full as of the closing of such transaction. In the event of death or disability, each RSU of the non-employee director will vest immediately. In the event a non-employee director retires from the Board at the next annual stockholder’s meeting, their RSU awards vest on a pro-rata basis.

The Director Plan includes ownership guidelines for non-employee directors stating that each non-employee director should own shares of our common stock equal to at least three times the value of the annual board cash retainer. The minimum stock ownership level was to be achieved by each non-employee director within five years of the date of his or her first appointment to the board of directors. As of December 31, 2020, each non-employee director met the minimum stock ownership guidelines or was within the five-year grace period provided by the plan. Our 2017 Plan also limits the aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of Common Stock that may be paid or granted during any calendar year to any non-employee director with a maximum of $1,200,000 for existing non-employee directors and $2,200,000 for new non-employee directors.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy and decision-making process. It discusses the principles underlying the structure of the compensation arrangements for our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2020, collectively, our named executive officers (or “NEOs”). Unless noted otherwise, any reference within the Compensation Discussion and Analysis to decisions made by the board of directors refers to the decisions made by the independent members of the board of directors only. This Compensation Discussion and Analysis primarily focuses on the compensation of our NEOs for 2020 that are identified in the table below.

Name	Title
Howard W. Robin	President and Chief Executive Officer
Gil M. Labrucherie	Chief Operating Officer and Chief Financial Officer
John Northcott	Senior Vice President and Chief Commercial Officer
Mark A. Wilson	Senior Vice President and General Counsel
Jonathan Zalevsky, Ph.D.	Chief Research and Development Officer

Executive Summary

In 2020, the Company achieved several important milestones that resulted in significant value creation. We believe these milestones were achieved as a result of a well-crafted long-term strategy and investment priorities established by management over the past several years. The biotechnology industry is characterized by high stock price volatility and, as a result, our focus on pay for performance is based on an assessment of the level of the Company’s achievement against annual business and operating objectives rather than the stock price at any given point in time. Some of the significant accomplishments achieved in 2020 are summarized below.

•

On January 9, 2020, we and BMS entered into Amendment No. 1 (the Amendment) to the February 13, 2018, Strategic Collaboration Agreement (the BMS Collaboration Agreement). Pursuant to the Amendment, we and BMS agreed to update the Collaboration Development Plan under which we are collaborating and developing bempegaldesleukin. Specifically, pursuant to the updated Collaboration Development Plan, bempegaldesleukin in combination with Opdivo® is currently being evaluated in ongoing registrational trials in first-line metastatic melanoma, first-line cisplatin ineligible, PD-L1 low, locally advanced or metastatic urothelial cancer, first-line metastatic renal cell carcinoma (RCC), muscle-invasive bladder cancer, and adjuvant melanoma, as well as a Phase 1/2 dose escalation and expansion study to evaluate bempegaldesleukin plus Opdivo® in combination with either axitinib or cabozantinib in first line RCC in order to support a future Phase 3 registrational trial. Several other registrational-supporting pediatric and safety studies for the combination of bempegaldesleukin and Opdivo® are currently underway.

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The BMS Collaboration Agreement entitles Nektar to receive up to $1.455 billion of clinical, regulatory and commercial launch milestones. Of these milestones, we received a non-refundable, creditable milestone payment of $25.0 million for the first patient, first visit in the registrational muscle-invasive bladder cancer trial, which was achieved on January 30, 2020, and also received a non-refundable, non-creditable milestone payment of $25.0 million for the first patient, first visit in the registrational adjuvant melanoma trial, which we achieved on July 27, 2020.

•

Outside of the Collaboration Development Plan with BMS, we are conducting and pursuing additional I-O research and development activities evaluating bempegaldesleukin in combination with other agents that have potential complementary mechanisms of action. For example, on February 12, 2021, we entered into a financing and co-development collaboration with SFJ Pharmaceuticals to fund up to $150 million and operationalize a Phase 2/3 registrational clinical study of bempegaldesleukin plus

Keytruda® in patients with head and neck cancer whose tumors express PD-L1. We announced on February 17, 2021, that we had entered into a clinical trial collaboration and supply agreement with Merck pursuant to which we will receive supplies of Keytruda® for this Phase 2/3 clinical study at no cost to us. In addition to the Phase 2/3 clinical study of bempegaldesleukin plus Keytruda®, we advanced in 2020 a Phase 1/2 clinical study exploring the combination of bempegaldesleukin and Keytruda® in first line non-small cell lung cancer.

•

On October 22, 2020, we received FDA clearance for an Investigational New Drug application for bempegaldesleukin to be evaluated in a Phase 1b randomized, double-blind, placebo-controlled clinical study in adult patients who have been diagnosed with mild COVID-19 infection. Following FDA clearance, we began enrolling in the study, which is designed to allow us to evaluate whether bempegaldesleukin’s adaptive immune-stimulating mechanism to promote priming and proliferation of T cells and NK cells could be useful in the emerging treatment options for COVID-19.

•

We completed a Phase 1b multiple-ascending dose trial to evaluate NKTR-358 in patients with systemic lupus erythematosus (SLE). The data, which were presented in 2020 at the Annual European Congress of Rheumatology and American College of Rheumatolog in a virtual congress format, show that NKTR-358 was safe and well tolerated in patients with mild-to-moderate SLE and led to a marked and selective, dose-dependent expansion of regulatory T cells that was maintained over multiple administrations. In addition, the study also demonstrated early evidence of disease modification with a dose-dependent reduction in CLASI-A composite clinical scores in patients with mild-to-moderate SLE after only three treatment cycles. Lilly is conducting two Phase 1b studies in patients with psoriasis and atopic dermatitis and is currently enrolling Phase 2 studies in SLE and ulcerative colitis. Under the terms of our agreement, Lilly is to initiate at least two additional Phase 2 studies in other auto-immune diseases.

•

We were developing NKTR-181 for the treatment of chronic low back pain in adult patients and had submitted an NDA for NKTR-181. At the FDA advisory committee meeting held on January 14, 2020, the joint FDA Anesthetic Drug Products Advisory Committee and Drug Safety and Risk Management Committee did not recommend approval of NKTR-181, and, as a result, we withdrew the NDA and decided to make no further investment commitments for this program.

•

The level of our future research and development investment will depend on a number of uncertainties including clinical outcomes, future studies required to advance programs to regulatory approval, and the economics related to potential future collaborations that may include up-front payments, development funding, milestones, and royalties. Over the next several years, we plan to continue to make significant investments to advance our early drug candidate pipeline.

•

We have historically derived all of our revenue and substantial amounts of operating capital from our collaboration agreements including the BMS Collaboration Agreement, pursuant to which we have recognized $1.11 billion in revenue and recorded $790.2 million in additional paid in capital for shares of our common stock issued in the transaction. While in the near-term we continue to expect to generate substantially all of our revenue from collaboration arrangements, including the potential remaining $1.405 billion in development and regulatory milestones under the BMS collaboration, in the medium- to long-term, our plan is to generate significant commercial revenue from our proprietary drugs including bempegaldesleukin. Since we do not have experience commercializing products or an established commercialization organization, there will be substantial risks and uncertainties in future years as we build commercial, organizational, and operational capabilities.

•

Beginning on October 1, 2020, our rights to receive royalties arising from the worldwide net sales of MOVANTIK®/MOVANTIG® and ADYNOVATE®/ADYNOVI®, as well as REBINYN® and specified licensed products under a Right to Sublicense Agreement, dated October 27, 2017, were sold for $150.0 million pursuant to a capped sale arrangement to entities managed by Healthcare Royalty Management, LLC (collectively, HCR) pursuant to a purchase and sale agreement (the 2020 Purchase and Sale Agreement) entered into on December 16, 2020. With regard to the capped sale arrangement, the 2020 Purchase and Sale Agreement will automatically expire, and HCR’s right to receive the sold royalties, will cease when HCR has received payments of equalling $210.0 million (the 2025 Threshold), if the 2025 Threshold is achieved on or prior to December 31, 2025, or $240.0 million, if the 2025 Threshold is not achieved on or prior to December 31, 2025 (or, if earlier, the date on which the last royalty payment under the relevant license agreements is made). After the 2020 Purchase and Sale Agreement expires, all rights to receive these royalties return to Nektar.

We believe that the above accomplishments, together with accomplishments achieved by the Company over the past ten years, directly resulted in the Company: (1) building and advancing a significant drug candidate pipeline; (2) building an organization and infrastructure designed to execute on our mission of being a leading biopharmaceutical company; and (3) establishing collaboration and proprietary product opportunities that have significant future economic potential based on milestone payments, royalties and sales.

Compensation Highlights

We believe that the compensation programs and awards to our NEOs should be evaluated within the context of these significant accomplishments and performance over a sustained period.

In 2020 (and otherwise applicable for 2021), our board of directors and Organization and Compensation Committee took the following key actions:

•

Base salaries – no adjustments to executive base salaries, leaving 2021 salaries at 2020 levels. The 2020 salaries were increased slightly from the 2019 salaries in order to remain competitive within our peer group.

•

Annual incentives – Corporate achievement being funded at target levels in 2020, in view of the achievement of important corporate objectives, with individual incentives adjusted in accordance with our existing incentive plans, such as the annual incentives of our NEOs adjusted in view of strong and steady leadership in a year of uncertainty

•

Alignment of CEO annual bonus to corporate goal achievement – for calendar year 2021 and going forward, the CEO annual bonus will be equal to the corporate achievement determined by the board of directors. The board of directors retains the ability to adjust upward or downward the CEO bonus payout at their discretion.

•	Long-term incentives – updated design in 2020

•

New relative TSR RSUs – To further align our executives’ interests with those of our stockholders and create appropriate additional incentives to achieve performance objectives that we consider critical to the long-term growth and value of the Company, our Organization and Compensation Committee introduced a new performance-based equity compensation vehicle in 2020. Starting in 2020, 10-20% of an executive’s equity award value is dependent on relative total shareholder return performance as measured over an initial two-year period, with an additional year of time-based vesting.

•

Increase in Performance-vesting equity – as a result of adding the relative TSR RSUs to the equity mix, 60% of equity compensation grants now include performance-based vesting conditions (an increase from 50% in 2019)

•

Enhanced disclosures – In order to provide transparency for our stockholders and assist them in understanding the alignment between NEO pay and performance of corporate objectives, we have enhanced disclosures concerning long-term incentive and short-term incentive grants.

How Our Pay Program Works

We believe that the design and structure of our pay program, and in particular our incentive plans, supports our business strategy while successfully aligning executive focus and interests with those of our stockholders.

The business achievements described above would not be possible without our talented executive team. We believe that each element chosen for our executive compensation program helps us to achieve our compensation objectives. For example, we believe that performance-based, short-term cash incentive opportunities in combination with performance-based, long-term equity incentive awards is the best way to align our executives’ interests with those of our stockholders. We also believe that the long-term vesting schedules applicable to equity awards also serve as a significant retention incentive as well as a focus on building long-term stockholder value.

We use the following framework to achieve our pay program objectives:

Base Salary	Base salaries are set to be competitive within our industry with consideration for, among other things, an individual’s responsibilities, market data and individual contribution.

Annual Cash Incentives

Annual incentives are intended to motivate and reward executives for the achievement of short-term goals that we believe contribute to the creation of long-term stockholder value.

In 2020, our annual cash incentives were based on clinical, research, manufacturing, and financial objectives, as well as individual performance and contribution.

Long-Term Equity Incentives

Our long-term incentives are intended to motivate executives to deliver long-term stockholder value and to retain our talented executive team.

In 2020, equity was awarded as a mix of time- and performance-based RSUs and stock options, as well as relative TSR RSUs.

Target Pay Mix

Consistent with our pay for performance philosophy, we believe that the largest component of overall direct compensation for our NEOs should be performance-based; therefore, in 2020 approximately 85% of total direct compensation provided to our NEOs, on average, was tied to Company and individual performance objectives or linked to the value of our stock price. We believe this is appropriate, as an executive’s ability to impact operational performance increases, so should the proportion of each individual’s at-risk compensation. Target long-term incentive compensation grows proportionately as job responsibilities increase, which encourages our NEOs to focus on the Company’s long-term success and long-term stockholder value creation.

The graphics below illustrate the mix of fixed, annual and long-term target incentive compensation we provided to our CEO and other NEOs, on average. These graphics also illustrate the amount of target direct compensation tied to achievement of performance goals. In 2020, approximately 91% of total target direct compensation to Mr. Robin was linked directly to the performance of the company (performance-based), and therefore not guaranteed.

Relationship between Company Performance and Executive Pay

The biotechnology industry is characterized by a higher risk profile and by more binary business outcomes than other, more traditional industries. This historically has led to high stock volatility for biotechnology companies. The graph below demonstrates that even with high levels of volatility in stock price, total compensation for Mr. Robin is generally aligned with our stock price performance over the past five years:

COMPENSATION GOVERNANCE PRACTICES

Our Organization and Compensation Committee is responsible for oversight of our compensation program. A significant part of this oversight is aligning management interests with our business strategy and long-term goals, as well as the interests of our shareholders, while also mitigating excessive risk-taking. We continually take steps to strengthen and improve our executive compensation policies and practices. Highlights of our current practices include:

What We Do	What We Don’t Do
Deliver executive compensation primarily through performance-based pay	Hedging transactions, share pledging, or short sales by employees or directors

Utilize equity awards of which a majority are performance-based and designed to deliver long term stockholder value	Permit repricing of stock options without shareholder approval

Have a clawback policy covering cash and equity incentive compensation	Provide excessive perquisites

Conduct a regular peer group review

Use a double trigger in our Change-in-Control (CIC) severance plan

Have stock ownership guidelines applicable to our senior executive officers

Utilize independent compensation consulting firm

Conduct a regular review of share utilization for equity compensation

Design our programs to mitigate undue risk

Conduct an annual say-on-pay vote and regular shareholder outreach

Provide funded pension or retirement plans (other than a matching contribution of up to $6,000 for 401(k) plan participants that we make available to all employees)

Provide excise tax gross-ups on CIC payments

Accelerate vesting of equity awards on termination (unless in connection with a change of control of the Company)

Include the value of equity awards in severance calculations

Enter into fixed employment terms

ROLE OF STOCKHOLDER SAY-ON-PAY VOTES AND ENGAGEMENT

We provide our stockholders with the opportunity to cast an annual advisory vote on our executive compensation program (referred to as a “say-on-pay vote”). At our annual meeting of stockholders held in June 2020, approximately 97.9% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. After considering the 2020 say-on-pay vote, the Organization and Compensation Committee reaffirmed the design and elements and did not, in response to the 2020 say-on-pay vote, make any changes to our executive compensation program. The board of directors and Organization and Compensation Committee will continue to consider the outcome of our say-on-pay proposals and direct stockholder feedback when making future compensation decisions for the NEOs.

Engaging with our stockholders helps us to understand how they view us, assists in setting goals and expectations for our performance, and identifies any emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Throughout the year, members of Investor Relations and other subject-matter experts within the Company engage with our stockholders to remain well-informed regarding their perspective on current issues, as well as to address any questions or concerns. These teams serve as liaisons between stockholders, members of senior management and the Board. Additionally, our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We seek stockholder feedback on executive compensation, governance and other matters throughout the year, concentrating our efforts on our largest stockholders.

COMPENSATION PROGRAM OBJECTIVES AND PHILOSOPHY

In order to continue the execution and growth of our business as described above, we believe that it is vital that we continue to retain and attract highly experienced and skilled senior leadership by offering competitive base compensation and benefits, significant performance-based incentives, and the potential for long-term equity compensation. Our goal is to structure a meaningful portion of executive compensation such that it will only have value if the senior leadership is successful in building significant long-term value for Nektar’s business and our stockholders.

Our current compensation programs for the NEOs are determined and approved by the Organization and Compensation Committee of our board of directors. The Organization and Compensation Committee takes into account Mr. Robin’s recommendations regarding the compensatory arrangements for our executive officers, although Mr. Robin does not participate in the deliberations or determinations of his own compensation. The other NEOs did not have any substantive role in determining or recommending the form or amount of compensation paid to any of our executive officers. Our current executive compensation programs are intended to achieve the following four fundamental goals and objectives to:

•	Incentivize and reward sustained long-term performance by aligning significant elements of executive compensation with long-term stockholder value creation;

•	Attract and retain an experienced, highly qualified and motivated executive management team to lead our business;

•	Provide economic rewards for achieving high levels of performance and individual contribution; and

•

Pay compensation that is competitive, taking into account the experience, skills and performance of the executives required to build and maintain the organization necessary to support our mission to be a leading research-based development stage biopharmaceutical company that discovers and develops innovative medicines in areas of high unmet medical need.

When structuring our executive compensation programs designed to achieve our goals and objectives, we are guided by the following philosophies:

•

Alignment with Long-Term Stockholder Value Creation. Our compensation model is designed to align the economic interests of our executives with long-term stockholder value creation. Under our program, at least 50% of the annual restricted stock and option equity awards granted to our executive officers are performance-based equity awards that only vest if a performance condition is met within five years.

•

Pay for Performance. The objective of our executive compensation program is to deliver compensation above industry median for exceptional performance and deliver compensation below the median in performance periods where the Company does not perform well. We will also link each NEOs’ annual merit equity award to an assessment of individual performance or the achievement of what we believe to be rigorous and objective performance achievement milestones or criteria (such as the filing or approval of an NDA by the FDA for a company proprietary drug).

•

Total Rewards Program. The total compensation program must balance pay for performance elements with selected static non-performance-based elements in order to create a total rewards program that is competitive and will help us attract and retain highly qualified and motivated executives.

•	Flexible Approach. The level of compensation provided to executives must take into account each executive’s role, experience, tenure, performance and expected contributions to our future success.

•

Focus on Achievement of Fundamental Business Goals. The compensation program should be structured so that executives are appropriately incentivized to achieve our short- and long-term goals that are viewed as fundamental to driving long-term value in our business.

We designed our total compensation program to combine short- and long-term components, cash and equity, and fixed and contingent payments, in proportions that we believe are appropriate to achieve each of our fundamental compensation philosophies as described above. It was our intent to design the structure of the compensation program to provide appropriate incentives to reward executives for achieving our long-term goals and objectives, some of the most important of which are building and advancing a robust drug candidate pipeline, entering into new collaboration partnerships and executing on our current collaborations, increasing the skill level and efficiency of our organization and improving our financial position. We believe that our compensation program has helped us both recruit and retain superior executive talent to continue to build an organization capable of executing on our mission to become a leading research-based development stage biopharmaceutical company.

COMPENSATION DETERMINATION PROCESS

ROLE OF ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee is responsible for establishing the compensation programs of the Company’s CEO and other NEOs. The Committee also administers the Company’s equity-based and performance-based compensation plans, including plans under which restricted stock and options are awarded. Accordingly, it is responsible for reviewing cash and equity incentives payable to executives and has the authority to grant restricted shares of Company Common Stock and options to purchase shares of the Company’s Common Stock to all participants under the Company’s equity award plans, and to determine all terms and conditions of such awards.

ROLE OF MANAGEMENT

To aid the Organization and Compensation Committee in its responsibilities, our Chief Executive Officer provides the committee with recommendations relating to the performance and achievements of each of the named executive officers (other than himself). The Organization and Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other named executive officers because he has direct knowledge of the criticality of their work, performance and contributions. The committee does not consult with any other executive officers with regard to its decisions. The Chief Executive Officer does not participate in the committee’s deliberations or decisions regarding his own compensation.

ROLE OF COMPENSATION CONSULTANT

In 2020, the Organization and Compensation Committee continued to retain the services of Radford, part of the Rewards Solutions practice at Aon plc, as our independent executive compensation consultant due to its extensive analytical and compensation expertise in our industry. In this capacity, Radford has advised the compensation committee on compensation matters related to the executive and director compensation programs including:

•	executive and director market pay analysis;

•	reviewing employee equity award framework;

•	reviewing and suggesting changes to the compensation peer group;

•	development and refinement of executive pay programs and governance practices; and

•	assistance in preparing this Compensation Discussion and Analysis and other proxy statement disclosures.

Additionally, Nektar annually participates in Radford’s compensation surveys. The Organization and Compensation Committee has the sole authority to engage and terminate Radford’s services, as well as to approve its compensation. Radford makes recommendations to the committee but has no authority to make compensation decisions on behalf of the committee or the company. Radford reported to the Organization and Compensation Committee and had direct access to the chairperson and the other members of the committee. Beyond data and advice related to executive and director compensation matters and equity plan design, Radford did not provide other consulting services to us in 2020.

The Organization and Compensation Committee conducted a specific review of its relationship with Radford in 2020 and determined that Radford’s work did not raise any conflicts of interest. Radford’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and Nasdaq.

USE OF MARKET DATA AND PEER GROUP ANALYSIS

We regularly review the compensation practices of our peers in response to the fast-moving nature of the biotechnology industry, including merger and acquisition activity, and changes in product pipeline and business stage.

As a result of the Company having a combination of multiple drug candidates in diverse therapeutic areas, a mix of wholly-owned and partnered drug candidates, a technology platform with the potential to enable multiple drug candidates in future years, and a significant legacy proprietary manufacturing operation, it is very challenging to identify truly comparable companies. In determining an appropriate peer group, our committee worked with Radford to identify potential peers utilizing the following criteria for 2020:

•	Sector & stage: public biopharmaceutical companies; commercial companies and late stage development companies

•	Market capitalization: between 0.5x and 3.0x of our market capitalization at the time of review

•	Revenues: up to $1B

•	Organizational complexity: up to 2,000 employees

The criteria we used in 2020 for selecting peer group companies differed from the criteria used in 2019 in important ways. In particular, in view of our change in market capitalization from 2019 to 2020, we looked for peer companies having lower market capitalizations in 2020, and within narrower range than we did for 2019. In addition, where in 2019 we included companies with revenues generally up to $3B annually, we focused in 2020 on companies having approximately 1/3 of this amount.

In June 2020 the Organization and Compensation Committee reviewed our then-current peer group versus these criteria. As a result, the following peer group was approved for consideration when evaluating 2020 compensation decisions:

ACADIA Pharmaceuticals, Inc. Alkermes, Inc. Alnylam Pharmaceuticals, Inc. BioMarin Pharmaceutical, Inc. Bluebird Bio, Inc. Blueprint Medicines, Inc.*	Exelixis, Inc. FibroGen, Inc.* Horizon Therapeutics plc* Intercept Pharmaceuticals, Inc.* Ionis Pharmaceuticals, Inc.	Jazz Pharmaceuticals plc Neurocrine Biosciences, Inc. PTC Therapeutics, Inc.* Sarepta Therapeutics, Inc. Ultragenyx Pharmaceutical, Inc.*

*	New in 2020

As compared to the 2019 peer group, our 2020 peer group includes six new companies (marked with an asterisk in the above table). Our 2020 peer group does not include four companies that were in our 2019 peer group including Alexion Pharmaceuticals, Incyte, Moderna and Seagen Inc., (previously Seattle Genetics). These changes to our 2020 peer group are the direct result of the application of our 2020 peer group selection criteria. In particular, we removed companies from our 2019 peer which had the largest market capitalizations during our June 2020 peer group review.

Given that certain of our peer group companies have larger or smaller market capitalizations than the Company, the Organization and Compensation Committee also reviews equity and total direct compensation data for our executives against the compensation for similarly situated executives at peer companies contained in surveys. Although the Organization and Compensation Committee reviewed and discussed the compensation data for the peer group companies to help inform executive compensation decisions, it does not set compensation at any specific level or percentile based solely on the peer group data. The peer group data and general industry compensation survey data is used only as one reference point taken into account in making compensation decisions. Other factors considered include an assessment of individual and company performance, competitive market practices, the number of unvested stock options held by the executive and average exercise price (i.e., the retention value) of these options, the number of unvested RSUs and PSUs, the individual’s overall contributions, and stockholder dilution. However, we do not use a formula or assign a particular weight to any one factor in determining cash and equity award levels.

DESIGN AND ELEMENTS OF OUR COMPENSATION PROGRAM

In 2020, the executive compensation structure featured three primary elements:

•	Base salary;

•	Short-term cash incentives, based on the Company’s achievement of corporate performance objectives as well as individual performance; and

•	Long-term incentive, awarded as a mix of time- and performance-based RSUs and option grants, as well as TSR RSUs.

Using these three elements as a foundation, the Organization and Compensation Committee then reviews and analyzes data obtained from its independent executive compensation consultant and other sources as part of its executive compensation decision-making process.

BASE SALARY

Base salary is the initial building block of compensation for the NEOs because it provides the executives with a specified basic level of cash compensation, which we believe is important to attract and retain highly skilled and experienced executives. The Organization and Compensation Committee determines base salaries by considering competitive pay practices, cost of labor and compensation trends, individual performance and promotions, level and scope of responsibility, experience and internal pay equity. However, the Organization and Compensation Committee does not use a formula or assign a particular weight to any one factor. Rather, the determination of base salary levels is subjective, and base salaries are set at levels that we believe to be reasonably competitive. In December 2020, the Organization and Compensation Committee reviewed the base salaries of the NEOs and did not increase base salaries for the CEO or the other NEOs.

Name	2019		2020	2021	2020 to 2021 % Increase
Howard W. Robin	$1,017,400		$1,053,000	$1,053,000	0%
Gil M. Labrucherie	$684,325		$788,000	$788,000	0%
John Northcott	$56,250	(1)	$675,000	$675,000	0%
Mark A. Wilson	—		$500,000	$500,000	0%
Jonathan Zalevsky, Ph.D.	$582,000		$683,000	$683,000	0%

(1)	Represents the pro-rated salary for Mr. Northcott from the commencement of his employment in December 2019.

SHORT-TERM INCENTIVES

We believe that our short-term incentive compensation program (“Incentive Compensation Plan”) rewards the achievement of important short-term objectives that advance us toward our long-term strategic objectives. Our Incentive Compensation Plan applies to all employees and all executive officers other than our CEO, Mr. Robin, who is subject to his own separate annual performance-based bonus compensation arrangement with a combination of corporate and personal objectives established and evaluated by the Organization and Compensation Committee. However, Mr. Robin’s bonus arrangement for 2020 was based on substantially the same corporate objectives that we established under the Incentive Compensation Plan. Consistent with our compensation philosophy of paying for performance and maintaining a flexible approach, we use the Incentive Compensation Plan to incent the NEOs to achieve important corporate goals while at the same time encouraging and rewarding excellent individual performance by recognizing and rewarding differences in performance between individual executives.

2019 and 2020 Target Annual Incentive Opportunities

The NEOs were each assigned a target annual incentive for 2020 ranging from 50% to 85% of base salary. The table below shows the target annual incentive assigned by us to each NEO as of December 2020 both as a dollar amount and as a percentage of base salary.

	2019 Target Annual Incentives		2020 Target Annual Incentives
Name	(% of Base Salary)	($)	(% of Base Salary)	($)
Howard W. Robin	85%	864,790	85%	$895,050
Gil M. Labrucherie	75%	562,500	75%	$591,000
John Northcott	0%	0	50%	$337,500
Mark A. Wilson	—	—	50%	$250,000
Jonathan Zalevsky, Ph.D.	60%	390,000	60%	$409,800

Company Performance Objectives

The board of directors annually establishes a small number of important annual corporate goals that include clinical development, research, manufacturing, organizational and financial goals which we believe are essential to building long-term stockholder value. These goals are then used in our Incentive Compensation Plan to assess annual corporate performance. The relative weightings of these corporate goals are based upon our assessment of the importance of each goal in creating long-term value for the Company and our stockholders. If we achieve the target level of performance for all of the stated goals, the overall corporate performance rating should be approximately 100%. We endeavor to select corporate goals that, if met by management, represent significant levels of annual achievement, although we believe the long-term nature of our drug development business does not lend itself to over-weighting the importance of annual goals.

Following the conclusion of the annual performance period, the level of achievement for each corporate goal is assessed by the board of directors. The board determines whether each corporate goal has been met, exceeded, or not satisfied. In addition, in assessing corporate performance, the determination of corporate performance may be adjusted upward or downward as deemed appropriate to factor in other significant corporate events, either negative or positive, that occurred during the performance period. After taking into account the level of attainment of each corporate goal and such other corporate performance factors as the board may determine appropriate in reviewing performance for a particular year, the board of directors assigns an overall corporate performance rating for the year, which may range from 0% to 200%. The Organization and Compensation Committee then confirms the corporate performance rating for purposes of the Incentive Compensation Plan. The total available bonus pool under the Incentive Compensation Plan is determined by multiplying the corporate performance rating by the aggregate target bonus of all eligible participants which includes nearly all of the Company’s full-time employees. The aggregate of all individual bonuses awarded under the plan cannot exceed the total available bonus pool so that the total cost of bonuses ultimately reflects our assessment of overall corporate performance and is not inflated by the sum of individual performance ratings. Mr. Robin does not participate in the final selection of the corporate goals or determination of the corporate performance rating.

After the corporate performance rating is determined, the individual performance of each NEO is reviewed by the Organization and Compensation Committee in consultation with Mr. Robin (other than with respect to his own performance) in order to determine the appropriate individual performance percentage rating to be assigned to the executive for the performance period. Mr. Robin’s individual performance is separately reviewed by the Organization and Compensation Committee. Each NEO’s actual annual bonus is based on a combination of the corporate performance rating and individual performance. The Incentive Compensation Plan does not provide for a specific allocation or weighting between corporate and individual performance. The actual annual bonus awarded for each NEO is solely determined by the Organization and Compensation Committee based on criteria that includes an assessment of individual performance (as measured by Mr. Robin’s evaluation of the performance of each NEO other than himself) and company performance, and the maximum payout for each NEO, including Mr. Robin, could be up to 200% of his or her annual performance-based compensation target (or, by the same token, an individual executive’s award could be reduced to 0% based on individual performance regardless of the corporate performance rating).

The 2020 corporate objectives, relative weightings assigned to each of the categories of the objectives, whether the objectives were met, each category’s raw and weighted scores were as follows:

2020 Corporate Objective Table

Category	Weight	Objective	Results(1)	Category Raw Score	Category Weighted Score
Clinical	50%	Objective related to advancement of a bempegaldesleukin registrational collaboration study for a specific indication	(a)	0.92 – 1.02	0.46 – 0.51
		Objective related to advancement of a bempegaldesleukin study in bladder cancer	(a)
		Objective related to advancement of a bempegaldesleukin study in lung cancer	(a)
		Objective related to advancement of a NKTR-262 study	(a)
		Objective related to advancement of a NKTR-255 study	(b)
		Objective related to advancement of a new drug development candidate	(c)
Research	10%	Objective related to advancing IND-enabling work for a new drug development candidate	(b)	0.97 – 1.02	0.097 – 0.10
		Objective related to advancing a new drug development candidate to support an IND filing in 2022	(a)
Manufacturing	20%	Objective related to establishing a commercial manufacturing supply chain for bempegaldesleukin	(a)	0.97 – 1.02	0.19 – 0.20
		Objective related to manufacturing activities for NKTR-358	(a)
		Objective related to production of NKTR-255	(a)
Corporate and Financial	20%	Objective related to achieving strategic collaborations	(b)	0.50 – 0.80	0.10 – 0.16
		Objective to prepare for future commercialization efforts for NKTR-181	(a)[2]
		Objective related to year-end cash position	(a)
(1) (a) met or exceeded; (b) partially met; (c) did not meet. (2) Although this objective met, credit was not given to this objective as a result the discontinuation of the NKTR-181 program.			Corporate Performance Rating Range		0.85 – 0.97

The weighting of these objectives is a reflection of our long-term focus as a research-based development stage biopharmaceutical company. In establishing annual corporate objectives, we typically overweight the percentage of achievement measurement to objectives related to development progress and outcomes as these are the substantial drivers of long-term stockholder value at this stage of the Company’s development. We believe this mix and weighting of corporate goals places emphasis on milestones that are important to build long-term sustainable foundation of our business. A corporate performance rating in excess of 100% can only be achieved if the board of directors determines that the goal achievement for one or many of the goals substantially and qualitatively exceeded the target metrics, or the Organization and Compensation Committee uses its discretion to factor in other significantly positive corporate events that occurred during the performance period. The maximum potential corporate performance rating is 200%.

Actual Annual Incentives Earned for 2020

Management prepared a report on the status of achievement of the 2020 corporate objectives that was reviewed by the Organization and Compensation Committee. The Organization and Compensation Committee determined that nine of the corporate goals identified above were met, one goal was significantly exceeded, three goals were partially met, and one goal was not met. Each of the goals that were met or exceed satisfied objective criteria established by the board of directors in advance, wherein the goal related to advancement of a bempegaldesleukin study in bladder cancer was exceed as a result of that objective being completed two quarters ahead of schedule. In addition, despite having met the goal related to commercial launch readiness for NKTR-181, the Organization and Compensation Committee awarded no credit for this achieved goal in view of the Company’s discontinuation of the NKTR-181 program. Using a raw score range for the achievement of the objectives within each category, and then calculating the weighted score for each category, the 2020 corporate performance rating was between the range of 85% to 97%.

In determining the final corporate performance achievement in 2020, the Organization and Compensation Committee considered other significant achievements of the company, including: exceptional clinical results based on median progression-free survival in the first line melanoma trial studying the combination of bempegaldesleukin and nivolumab; advanced enrollment of the Phase 3 RCC study to >95% enrollment by December 31, 2020 to enable overall survival trial readout in the first half of 2022; the initiation of the new Phase 3 registrational study of adjuvant melanoma studying the combination of bempegaldesleukin and nivolumab commenced ahead of schedule; preparing and filing a new IND application for, an subsequently enrolling patients in, a clinical study involving COVID-19 (a new clinical study that was not anticipated as part of the Company’s plan for 2020), and the Company substantially overcoming the extraordinary and unprecedented challenges caused by the COVID-19 pandemic. In view of these other significant achievements in 2020, as well as the Company having met or exceeded a substantial number of the 2020 corporate objectives, the Organization and Compensation Committee recommended to the board of directors (which the board subsequently followed) that it exercise its discretion to adjust the corporate performance achievement to 100%.

The following table shows some of the highlights of each NEO’s performance in fiscal 2020 that the Organization and Compensation Committee considered in determining their respective ratings and bonuses.

Name	Individual Performance Highlights
Howard W. Robin

•  Led Nektar’s significant progress to advance our broad registrational program evaluating bempegaldesleukin in five registrational studies, the most concurrent registrational studies for a Nektar proprietary compound in the Company’s history.

•  Successfully broadened the Company’s clinical focus on cytokine-based drug candidates by advancing two clinical studies for NKTR-255.

•  Executed against the Company’s strategic and operational objectives, and in particular took swift action to ensure the uninterrupted and successful continuation of critical business operations in light of the COVID-19 pandemic, including deploying resources to ensure continued enrollment of Company-run clinical trials.

•  Initiated a strategy to further improve company-wide performance with a focus on improving employee engagement.

•  Worked with the board of directors to further align NEO compensation with shareholder objectives.

Gil M. Labrucherie

•  Structured and negotiated a royalty financing transaction with Healthcare Royalty Management, LLC (“HCR”), under which HCR paid $150.0 million to Nektar, further strengthening the Company’s financial position.

•  Identified, structured, and negotiated a novel $150 million funding and risk sharing arrangement that was completed in early 2021 to expand the bempegaldesleukin registrational program to include a head and neck cancer study that will be conducted in collaboration with Merck and SFJ Pharma backed by Abingworth and Blackstone Life Sciences.

•  Negotiated an amendment to BMS collaboration agreement to expand the bempegaldesleukin joint clinical development plan to include two new registrational studies and $50 million in new milestones received in 2020.

•  Strategically led the Company in exceeding our end of year balance objective with $1.2 billion in cash and equivalents while repaying $250 million in senior secured debt.

John Northcott

•  Developed commercialization infrastructure blueprint and executed on stage appropriate commercialization readiness activities.

•  Successfully balanced financial and operational priorities of our commercial organization through strategic recruitment of core talent so that the Company can be well-positioned for a future commercial launch of the Company’s proprietary drug candidates.

•  Initiated distribution channel plan in preparation for our commercial launch.

•  Brought a fresh strategic focus on prioritizing the Company’s development opportunities to maximize alignment of Company resources against market need.

Name	Individual Performance Highlights
Mark A. Wilson

•  Led the Company’s COVID-19 response efforts, including the timely generation and execution of new policies and procedures to maintain critical G&A, research and manufacturing operations, and ensure the productivity, safety and engagement of employees.

•  Successfully defended the Company against litigation exposure by securing an order granting a motion to dismiss in a consolidated securities class action lawsuit.

•  Assisted in the negotiation for the royalty financing transaction with HCR.

•  Maintained the strength of our core assets through proactive defense and competitive landscape mapping of our intellectual property portfolio.

Jonathan Zalevsky, Ph.D.

•  Developed clinical strategy and registrational study design and operational plan that led to innovative collaboration with Merck and SFJ expanding the bempegaldesleukin late stage development program in combination with Keytruda in head and neck cancer.

•  Advanced a bempegaldesleukin study in bladder cancer two quarters ahead of schedule.

•  Enabled the start of the bempegaldesleukin study in bladder cancer two quarters ahead of schedule.

•  Advanced enrollment of the Phase 3 RCC study to >95% enrollment by December 31, 2020 to enable overall survival trial readout in the first half of 2022.

The table below includes the actual 2020 bonuses, including as a percentage of the target opportunity, that we awarded the NEOs for 2020.

	2020 Earned Annual Incentives
Name	(% of Target Bonus)	($)
Howard W. Robin	122%	$1,092,000
Gil M. Labrucherie	122%	$721,000
John Northcott	108%	$364,500
Mark A. Wilson	108%	$270,000
Jonathan Zalevsky, Ph.D.	122%	$500,000

LONG-TERM INCENTIVES

In accordance with our objective of aligning executive compensation with our stockholders’ interests, our current long-term incentive program for the NEOs generally consists of annual awards of equity compensation that are subject to a multi-year vesting schedule. We believe that equity compensation is a very effective tool to align the interests of our NEOs with the interests of our stockholders. In response to our Company’s growth in recent years, as well as shareholder feedback, we place a heavier emphasis on performance-based equity awards in 2020. The target equity mix of a typical NEO from 2019 and 2020 is graphically depicted below.

In 2018, we adopted a value-based approach for sizing equity awards, consistent with market practices. In determining the grant levels for equity awards, we consider a number of factors including an assessment of individual performance, competitive market practices, the number of unvested RSUs and stock options held by the executive and average exercise price (i.e., the retention value) of these stock options, the individual’s overall contributions, and stockholder dilution. However, we do not use a formula or assign a particular weight to any one factor in determining equity award levels. Rather, the determination of equity grant levels is subjective, and the Organization and Compensation Committee awards equity grants at levels it believes in its judgment are reasonably competitive and consistent with our philosophy that a substantial portion of our executives’ compensation should be performance-based and help to further link the interests of our executives with those of our stockholders, as well as to provide a retention incentive for the executive as well as an additional incentive to help create value for our stockholders.

Time-based Equity

The Organization and Compensation Committee believes that the granting of time-based RSUs and stock options are an important component of the equity vehicle mix. RSUs provide a strong retention element to the compensation program, while stock options represent a direct alignment of executive interests with those of shareholders. Annual stock options vest monthly over four years and annual RSUs vest quarterly over three years, subject to the executive’s continued service through the vesting date.

Performance-Based Equity

In 2020, the percentage of equity grants subject to performance-based conditions was increased by introducing a new, performance-based RSU grant that vests between 0% and 200% of the target award based on relative TSR performance. These awards are in addition to performance-based stock options and RSUs based on objective performance milestones or criteria that were designed to be rigorous and challenging, as described below.

Performance Stock Options and RSUs

In 2020, 40% of annual equity awards granted to our named executive officers were in the form of performance-based equity awards (with the exception of Mr. Robin who received 44% of his annual equity in performance-based equity awards) . In order to vest, within five years of grant the Company must achieve one (1) of the following two (2) events:

•	The filing of a Biologic License Application by the FDA for a Nektar proprietary drug; or

•	The advancement of a Nektar proprietary drug (other than bempegaldesleukin) into a registrational trial.

In setting this performance hurdle, the Organization and Compensation Committee believed it would be challenging to achieve and, if achieved, would help create long-term stockholder value. We believe that the advancement of the late stage drug candidate pipeline is a critical catalyst to stockholder value creation.

Relative TSR RSUs

In 2020, the Organization and Compensation Committee introduced a new performance-based equity vehicle wherein RSUs may be earned based on our relative total shareholder return performance as measured against the Nasdaq Biotechnology index over a two-year period. Any earned awards vest two-thirds on February 15th on or following the date the Organization and Compensation Committee meets to determine the actual number of RSUs credited following the end of the two-year performance period (the “Initial Vesting Date”), with 1/3rd vesting on the one-year anniversary of the Initial Vesting Date, subject to the executive’s continued service through the vesting date.

Executives have the opportunity to earn between 0% and 200% of the target RSU grant, dependent on our total shareholder return ranking versus Nasdaq Biotech index over 2021 and 2022.

2020 Grants

Consistent with our annual performance review process, the NEOs received annual equity grants in December 2020 as follows:

	Time-based Awards		Performance-based Awards
Name	Stock Options (#)	RSUs (#)	Stock Options (#)	RSUs (#)	TSR RSUs (#)
Howard W. Robin	190,650	106,650	190,650	106,650	36,800
Gil M. Labrucherie	71,500	40,000	71,500	40,000	27,600
John Northcott	51,000	28,550	51,000	28,550	19,700
Mark A. Wilson	51,000	28,550	51,000	28,550	19,700
Jonathan Zalevsky, Ph.D.	71,500	40,000	71,500	40,000	27,600

2016-2019 Grants of Performance Stock Options and RSU

The performance criteria associated with the performance-based stock options and RSUs granted to our senior executive and NEOs in each of 2016 and 2017 were met. Specifically, the 2016 performance-based stock options and RSUs granted on December 13, 2016, began vesting after the Organization and Compensation Committee’s November 15, 2017 determination that a New Drug Application (NDA) for ciprofloxacin dry powder inhaler had been successfully accepted for review by the FDA, whereupon approximately 11/48th of the performance-based options vested, followed by monthly pro-rata vesting of the remainder options over the next 37 months, and approximately 1/3rd of the performance-based RSUs vested, followed by quarterly pro-rata vesting on February 15, May 15, August 15, and November 15 for the remaining eight quarterly installments.

In addition, the 2017 performance-based stock options and RSUs granted on December 15, 2017, began vesting after the FDA’s July 2018 acceptance for review of the Company’s NDA for NKTR-181, whereupon approximately 7/48th of the performance-based options vested, followed by monthly pro-rata vesting of the remainder over the next 41 months, and approximately 1/6th of the performance-based RSUs vested, followed by quarterly pro-rata vesting on February 15, May 15, August 15, and November 15 for the remaining ten quarterly installments.

In view of the how the performance-based stock options and RSUs possess both performance- and time-based elements, these grants serve dual purposes: tying the grant of equity directly to significant and shareholder-valued milestones (such as the acceptance for filing of NDAs); and retaining the NEO to continue his or her service with the Company once the performance criteria have been satisfied.

Because the performance criteria associated with each of the performance stock options and RSUs granted to our senior executives and NEOs in 2019 and 2018 have not been met, vesting of these performance-based equity grants has not occurred. If the performance criteria associated with these performance stock options and RSUs are not satisfied within five years of grant, the equity awards will be forfeited.

OTHER COMPENSATION POLICIES AND PRACTICES

Severance and Change of Control Benefits

If the employment of an NEO is terminated by us without cause or by the executive for a designated good reason outside of the context of a change of control transaction, the executive would be entitled to severance benefits under the applicable agreement he or she entered into with the Company. Generally, these severance benefits include a cash severance payment based on the executive’s then-current annual base salary and the amount of his or her target annual incentive bonus, payment of COBRA premiums for up to a maximum of eighteen (18) months, and an additional twelve-month period to exercise vested stock options (an eighteen-month period for Mr. Robin, and a three-month period for Dr. Zalevsky). In order to attract and retain these NEOs in a competitive environment for highly skilled senior executive talent in the biotechnology and pharmaceutical industry and to provide an incentive to obtain a broad release of claims in favor of the Company, we determined it was often necessary to offer severance benefits in the case of a termination without cause or constructive termination outside the context of a change of control transaction. Many companies provide severance benefits for similar types of terminations of employment, and we believe that it is important for us to offer these severance benefits in order to continue to provide a competitive total compensation program. These NEOs would also be entitled to certain termination benefits upon a termination of employment because of death or disability.

We also maintain a Change of Control Severance Benefit Plan (the “CIC Plan”) that provides the NEOs with certain severance benefits if their employment is terminated in connection with a change of control. The CIC Plan was originally established in 2006, and no amendments have been made to the plan since that time that would increase the severance benefits available under the CIC Plan. Severance benefits under the CIC Plan are structured on a “double-trigger” basis, meaning that the executive must experience a termination without cause or resign for a specifically defined good reason in connection with the change of control in order for severance benefits to become payable under the CIC Plan. Like the severance benefits under the letter agreements, we believe that these change of control severance benefits are an important element of a competitive total compensation program. Additionally, we believe that providing change of control benefits should eliminate, or at least reduce, any reluctance of our NEOs and other key employees covered by the CIC Plan to diligently consider and pursue potential change of control opportunities that may be in the best interests of our stockholders. At the same time, by providing change of control benefits only upon the occurrence of an additional triggering event occurring in connection with the change of control transaction resulting in a job loss, we believe that this CIC Plan helps preserve the value of our key personnel for any potential acquiring company.

Under the CIC Plan, the executive would be entitled to accelerated equity award vesting upon a termination described above. The other severance benefits under the CIC Plan are generally similar to the severance benefits described above; however, Mr. Robin’s cash severance would cover the two-year period following termination and Company-paid COBRA coverage would be eighteen months. Outplacement services received within twelve months following separation, up to a maximum of $5,000, are provided to all participants. In addition, each of the NEOs would be entitled to full equity vesting and, except for Dr. Zalevsky and Mr. Northcott, a “gross up” payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code once a 10% cutback threshold is exceeded. The excise tax gross-up was included in the CIC Plan as originally adopted in 2006 to make the participants whole for any adverse tax consequences to which they may become subject under Section 4999 of the Internal Revenue Code and to avoid unintended differences in net severance based on individual factors like the date of hire and past option exercise decisions, which preserves the level of change of control severance protections that we have determined to be appropriate. At the time the CIC Plan was established, we believed this excise tax gross-up protection was a reasonable part of a competitive total compensation package and generally consistent with industry practice at the time. On April 5, 2011, the board of directors amended the CIC Plan to eliminate any “gross up” payments for any excise taxes imposed under Section 4999 of the Internal Revenue Code for participants who became eligible to participate in the CIC Plan on or after January 1, 2010. The board of directors decided to eliminate this tax gross-up provision under the plan for new participants based on its review of current industry practices.

The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs.

OTHER BENEFITS

We believe that establishing competitive benefit packages for employees is an important factor in attracting and retaining highly-qualified personnel, including the NEOs. The NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability insurance, commuting benefits, employee stock purchase plan and the 401(k) plan, in each case generally on the same basis as other employees. We do not offer a tax-qualified defined-benefit pension plan or any non-qualified defined benefit retirement plans, nor do we provide material perquisites to our executives. In 2020, we offered Mr. Robin third party local ground transportation. These ground transportation benefits serve business purposes, such as allowing Mr. Robin to safely increase his productivity by attending to business matters while in transit. See the Summary Compensation Table above for additional information.

OTHER COMPENSATION POLICIES AND PRACTICES

CLAWBACK POLICY

We maintain a performance-based compensation recovery (“clawback”) policy which provides that, in the event that we are required revise our financial results, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been based on the revised financial results. This policy applies to any incentive compensation that is either granted or paid at any time during the period of three full fiscal years prior to the date on which the financial results applicable to such award or payment are revised.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 2019 the Organization and Compensation Committee approved ownership guidelines for our executive officers, such that the CEO should own shares of our common stock equal to at least three times his or her base salary, and the NEOs should own shares of our common stock equal to at least one time his or her base salary. The minimum stock ownership level is to be achieved by each executive officer within five years of the date of his or her appointment to executive officer. As of December 31, 2020, each NEO met the minimum stock ownership guidelines or was within the five-year grace period provided by the plan.

TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act because they are our most highly-compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements are met.

Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. In addition, under the Tax Act, once an executive becomes a “covered employee” under Section 162(m), the individual will continue to be a “covered employee” as long as he or she remains employed by the company. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a covered executive will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as November 2, 2017 or transitional relief for applicable to certain newly public companies. These changes will cause more of our compensation to be non-deductible under Section 162(m) in the future and will eliminate the Company’s ability to structure performance-based awards to be exempt from Section 162(m).

Furthermore, on March 11, 2021, The American Rescue Plan Act of 2021 (the “ARPA”) was signed into law to assist in the economic and health recovery brought on by the COVID-19 pandemic. Beginning on or after January 1, 2027, the ARPA expands the applicability of Section 162(m) to also include the next five highest paid corporate officers so that the total number of covered employees subject to the $1 million deduction limitation will at least be 10.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Organization and Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. While the Organization and Compensation Committee is mindful of the benefit of the full deductibility of compensation, it believes that we should not be constrained by the requirements of Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Organization and Compensation Committee has not adopted a policy that would require that all compensation be deductible, though it does consider the deductibility of compensation when making compensation decisions. The Organization and Compensation Committee may authorize compensation payments that are not fully tax deductible if it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This cost is recognized as an expense following the straight-line attribution method over the requisite service period. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from such awards.

COMPENSATION COMMITTEE REPORT

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.

The Organization and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 and in our 2020 proxy statement. This report is provided by the following independent directors, who currently comprise the committee:

R. Scott Greer—Chairman

Myriam J. Curet, M.D.

Karin Eastham

SUMMARY COMPENSATION TABLE—FISCAL 2018-2020

The following table shows, for the fiscal year ended December 31, 2020, compensation awarded to or earned by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2020 (the “NEOs”). To the extent any NEOs were also named executive officers for the fiscal years ended December 31, 2019 or December 31, 2018, compensation information for our 2019 and 2018 fiscal years is also presented for such executives.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (S) (d)	Stock Awards ($)(1)(3)(4) (e)	Option Awards ($)(2)(3)(4) (f)	Non-Equity Incentive Plan Compensation ($)(5) (g)	All Other Compensation ($) (i)		Total ($) (j)
Howard W. Robin	2020	1,053,400		4,996,266	4,004,108	1,092,000	95,775	(6)	11,241,549
President and Chief Executive Officer	2019	1,017,400		4,100,860	4,652,065	0	168,925		9,939,250
	2018	968,921		4,998,206	5,618,256	1,647,100	98,184		13,330,667

Gil M. Labrucherie	2020	788,000		2,247,676	1,501,672	721,000	27,574	(7)	5,285,922
Chief Operating Officer and Chief Financial Officer	2019	683,325		3,131,971	3,661,047	0	12,498		7,488,841
	2018	631,696		2,099,320	2,359,382	631,600	11,930		5,733,928

John Northcott	2020	675,000		1,604,292	1,071,122	364,500	117,884	(8)	3,832,798
Senior Vice President and Chief Commercial Officer	2019	56,250	200,000	3,895,980	2,189,480	0	23,313		6,355,023

Mark A. Wilson	2020	500,000		1,604,292	1,071,122	270,000	10,492	(9)	3,455,906
Senior Vice President and General Counsel

Jonathan Zalevsky, Ph.D.	2020	683,000		2,247,676	1,501,672	500,000	9,149	(10)	4,941,497
Chief Research and Development Officer	2019	582,000		3,131,971	3,552,006	0	8,120		7,274,153

(1)

Amounts reported represent the aggregate grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), based on the closing price of the Company’s common stock on the grant date and excluding the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to (i) Note [11] (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2020 and (ii) similar footnotes to our audited financial statements in our annual reports on Form 10-K for prior years when the awards were granted.

(2)

Amounts reported represent the aggregate grant date fair value of the stock options granted in the applicable year computed in accordance with FASB ASC Topic 718, which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to (i) Note [11] (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2020 and (ii) similar footnotes to our audited financial statements in our annual reports on Form 10-K for prior years when the awards were granted.

(3)

As noted in the Compensation Discussion and Analysis above, 50% of the annual equity awards granted to the NEOs in 2018 and 2019 were performance-based and vest only to the extent a specified performance-based vesting condition is satisfied within 5 years of grant. If the performance-based vesting condition is satisfied, then the performance-based equity awards also remain subject to a time-based vesting requirement. The amounts reported in the “Stock Awards” and “Option Awards” column of the table for 2018 and 2019 include the grant date fair value of performance-based RSUs and stock options, as applicable for the year, based on the probable outcome (determined as of the grant date in accordance with generally accepted accounting principles) of the performance-based conditions applicable to the awards. The probable grant date fair value for these awards was determined assuming that the underlying performance-based vesting condition would be achieved (i.e., the maximum achievement of applicable performance conditions).
(4)

As noted in the Compensation Discussion and Analysis above, a total of 60% (54% for H. Robin) of the annual equity award granted to the NEOs is performance based with, 40% (44% for H. Robin) of the annual equity award granted to the NEOs in 2020 vesting only to the extent a specified performance-based vesting condition is satisfied within 5 years of grant; and 20% (11% for H. Robin) of the annual equity award vesting at 2 and 3 years if certain total shareholder return criteria are satisfied on December 31, 2022. If the performance-based vesting condition is satisfied, then the performance-based equity awards also remain subject to a time-based vesting requirement. The amounts reported in the “Stock Awards” and “Option Awards” column of the table for 2020 include the grant date fair value of performance-based RSUs and stock options, as applicable for the year, based on the probable outcome (determined as of the grant date in accordance with generally accepted accounting principles) of the performance-based conditions applicable to the awards which assumes maximum achievement of the underlying performance conditions).

(5)

Amounts reported for 2018, 2019 and 2020 represent amounts earned under the Incentive Compensation Plan for that year or, for Mr. Robin, under his amended and restated offer letter effective as of December 1, 2008.

(6)

Includes (i) $10,436 for local ground transportation provided by a third party service provider, (ii) tax reimbursements of $8,871 for such third party local ground transportation, (iii) life insurance premiums of $70,468 and (iv) a $6,000 contribution to the Company’s 401(k) plan. The allowance for third party local ground transportation was valued based on the amounts reimbursed directly to Mr. Robin or the service provider, as applicable.

(7)

Includes (i) life insurance premiums of $2,385, (ii) a $6,000 contribution to the Company’s 401(k) plan, (iii) a $3,550 contribution to the Health Savings Account, (iv) a $2,500 service award, (v) $2,458 for tax gross-ups related to service award, and $10,681 in imputed income for domestic partner insurance coverage.

(8)

Includes (i) $76,981 in commuting and relocation reimbursement, (ii) $34,505 in tax gross-up related to commuting and relocation expenses, (iii) life insurance premiums of $398, and (iv) a $6,000 contribution to the Company’s 401(k) plan.

(9)

Includes (i) life insurance premiums of $2,385, (ii) a $217 public parking pass, (iii) $115 for tax gross-up related to a public parking pass, (iv) a $6,000 contribution to the Company’s 401(k) plan, and (v) a $1,775 contribution to the Health Savings Account.

(10)	Includes (i) life insurance premiums of $2,385, (ii) a $6,000 contribution to the company’s 401(k) plan, (iii) a $500 service award, and (iv) $264 for tax gross-ups related to the service award.

Description of Employment Agreements

Each of the NEOs has entered into our standard form of employment agreement and an offer letter or letter agreement. The form of employment agreement provides for protective covenants with respect to confidential information, intellectual property and assignment of inventions and also sets forth other standard terms and conditions of employment. The offer letter agreements do not provide for any minimum or guaranteed term of employment. The letter agreements entered into by each of the NEOs establish the compensation arrangements following separation from us under certain circumstances. Please see “Potential Payments upon Termination or Change of Control” below for more information on these separation arrangements.

GRANTS OF PLAN BASED AWARDS IN 2020

The following table shows, for the fiscal year ended December 31, 2020, certain information regarding grants of plan-based awards to the NEOs.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)	Exercise or Base Price of Option Awards ($/ sh)(5) (k)	Grant Date Fair Value of Stock and Option Awards ($)(6) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
Howard W. Robin
Annual Incentive Award	N/A	—	895,050	1,790,100
Restricted Stock Units	12/18/2020								106,650			1,999,677
Restricted Stock Units	12/18/2020				—	106,650	(7)					1,999,667
Restricted Stock Units	12/18/2020				9,200	36,800	(8)	73,600				996,912
Stock Options	12/18/2020				—	190,650	(2)	—			18.75	2,002,054
Stock Options	12/18/2020									190,650	18.75	2,002,054

Gil M. Labrucherie
Annual Incentive Award	N/A	—	591,000	1,182,000	—
Restricted Stock Units	12/18/2020								40,000			749,996
Restricted Stock Units	12/18/2020				—	40,000	(7)					749,996
Restricted Stock Units	12/18/2020				6,900	27,600	(8)	55,200				747,684
Stock Options	12/18/2020				—	71,500	(2)	—			18.75	750,836
Stock Options	12/18/2020									71,500	18.75	750,836

John Northcott
Annual Incentive Award	N/A	—	337,500	675,000
Restricted Stock Units	12/18/2020								28,550			535,310
Restricted Stock Units	12/18/2020				—	28,550	(7)					535,310
Restricted Stock Units	12/18/2020				4,925	19,700	(8)	39,400				533,673
Stock Options	12/18/2020				—	51,000	(2)	—			18.75	535,561
Stock Options	12/18/2020									51,000	18.75	535,561

Mark A. Wilson
Annual Incentive Award	N/A	—	250,000	500,000
Restricted Stock Units	12/18/2020								28,550			535,310
Restricted Stock Units	12/18/2020				—	28,550	(7)					535,310
Restricted Stock Units	12/18/2020				4,925	19,700	(8)	39,400				533,673
Stock Options	12/18/2020				—	51,000	(2)				18.75	535,561
Stock Options	12/18/2020									51,000	18.75	535,561

Jonathan Zalevsky, Ph.D.
Annual Incentive Award	N/A	—	409,800	819,600
Restricted Stock Units	12/18/2020								40,000			749,996
Restricted Stock Units	12/18/2020				—	40,000	(7)					749,996
Restricted Stock Units	12/18/2020				6,900	27,600	(8)	55,200				747,684
Stock Options	12/18/2020				—	71,500	(2)	—			18.75	750,836
Stock Options	12/18/2020									71,500	18.75	750,836

(1)

Amounts reported represent the potential short-term incentive compensation amounts payable for our 2020 fiscal year under our Incentive Compensation Plan (or for Mr. Robin, the potential amounts payable under his offer letter). The amounts reported represent each NEO’s target and maximum possible payments for 2020. Because actual payments to the NEOs could range from 0% to 200% of their target bonus, no threshold payment amount has been established for the NEOs. The actual short-term incentive bonus amount earned by each NEO for 2020 is reported in Column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table—Fiscal 2018-2020 above.

(2)

The performance-based RSU grants are subject to both a three year time-based vesting requirement (quarterly pro-rata vesting) and the achievement of specified performance criteria within five years of grant. The performance-based stock option grants are subject to both a four-year time-based vesting requirement (monthly pro-rata vesting) and the achievement of specified performance criteria within five years of grant. The TSR RSUs may be earned based on our relative total shareholder return performance as measured against the Nasdaq Biotechnology index over a two-year period. Any earned awards vest two-thirds on February 15th on or following the date the Organization and Compensation Committee meets to determine the actual number of RSUs credited following the end of the two-year performance period (the “Initial Vesting Date”), with 1/3rd vesting on the one-year anniversary of the Initial Vesting Date, subject to the executive’s continued service through the vesting date.
(3)	These RSU grants are subject to a three-year quarterly pro-rata vesting requirement.
(4)	These stock option grants are subject to a four-year monthly pro-rata vesting requirement.
(5)	Exercise price is the closing price of our common stock on the date of grant.
(6)

Refer to Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for the relevant assumptions used to determine the grant date fair value of the stock options granted during 2020. The grant date fair value of the RSUs was based on the closing price of our common stock on the grant date. The amounts reflected in this column for RSUs and stock options granted during 2020 that are subject to performance-based vesting conditions represent the grant date fair value of these awards based on the probable outcome (determined as of the grant date in accordance with applicable accounting rules) of the performance-based conditions applicable to the awards.

(7)

This number reflects the TSR RSUs at the target achievement of 100%. Achievement level between 0% to 200% of the reported target number of TSR RSUs may be earned based on the Company’s TSR percentile ranking relative to the Nasdaq Biotech Index for a two year cumulative performance period commencing December 18, 2020 and ending December 31, 2022. Any earned awards vest two-thirds on February 15th on or following the date the Organization and Compensation Committee meets to determine the actual number of RSUs credited following the end of the two-year performance period (the “Initial Vesting Date”), with 1/3rd vesting on the one-year anniversary of the Initial Vesting Date. The RSUs for each of the executives were granted in the following amounts: Howard W. Robin, 36,800; Gil Labrucherie 27,600; John Northcott, 19,700; Mark A. Wilson, 19,700; Jonathan Zalevsky 27,600.

(8)	This amount reflects the maximum payout of 200% for the TSR restricted stock units.

Description of Plan-Based Awards

Stock Options. Each stock option granted to the NEOs during 2020 may be exercised to purchase the designated number of shares of our common stock at an exercise price equal to the closing price of the underlying common stock on the grant date. Each NEO’s stock option award granted in 2020 has a maximum term of eight (8) years and is subject to a vesting schedule that requires the executive’s continued service through the vesting date. The 2020 stock option awards granted to the NEOs will vest on a monthly pro-rata basis over a four-year period following the grant date, subject to the executive’s continued service through the vesting date.

Restricted Stock Units. Each NEO’s RSU award granted in 2020 is subject to a vesting schedule that requires the executive’s continued service through the vesting date. The 2020 RSU annual awards granted to the NEOs will vest on a quarterly pro-rata basis over a three-year period following the grant date, subject to the executive’s continued service through the vesting date.

TSR RSUs. Each NEO’s TSR RSU award granted in 2020 is subject to a vesting schedule that requires the executive’s continued service through the vesting date. Any earned awards vest two-thirds on February 15th on or following the date the Organization and Compensation Committee meets to determine the actual number of RSUs earned based on the relative TSR performance (the “Initial Vesting Date”), with 1/3rd vesting on the one-year anniversary of the Initial Vesting Date.

In December 2020, each NEOs annual merit equity award was tied to either a qualitative assessment of individual performance or objective performance milestones or criteria that were designed to be rigorous and challenging. As an example, the stock options were 50% of the equity granted to our executive officers and were made in the form of performance-based awards vesting based on the standard four-year monthly time-based vesting plus a separate performance condition that must also be achieved within five years of the grant date and before the executive officer is permitted to exercise the performance-based stock option; and RSUs vesting based on the standard three-year quarterly time-based vesting plus a separate performance condition that must also be achieved before the RSU is released.

The performance criteria for the 2020 awards is the Company’s achievement of one (1) of the following two (2) events within five years:

•	the filing of a Biologic License Application by the FDA for a Nektar proprietary drug; or

•	the advancement of a Nektar proprietary drug (other than bempegaldesleukin) into a registrational trial.

Any stock options or RSUs that are unvested upon an NEO’s termination of continuous employment or services will be forfeited without any value, unless the termination of continuous service is a result of death, in which event, subject to any restrictions in the stock option or RSU agreement or equity incentive plan, the stock option would become fully vested and exercisable as of the date of death and the RSU would become fully vested and released as of the date of death. For Messrs. Robin and Northcott, in accordance with their letter agreements, if any stock options are unvested upon a termination of continuous employment as a result of a disability, 50% of the unvested stock options would become fully vested and exercisable as of the date of termination. In accordance with the letter agreements for the NEOs described above, any stock options that are vested upon termination of continuous service by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan) will remain outstanding and exercisable for eighteen (18) months for Mr. Robin, twelve (12) months following termination for Messrs. Labrucherie and Northcott, and three (3) months for Dr. Zalevsky and Mr. Wilson. This exercise period is also twelve (12) months if the termination of employment or continuous services is because of disability and is eighteen (18) months if the termination is a result of death. We also have the discretion to extend the applicable exercise period in connection with other terminations of employment. Any vested stock options that are not exercised within the applicable post-termination of employment exercise period will terminate.

Under the terms of the 2017 Plan, if there is a change of control of the Company, outstanding awards granted under the plan will generally become fully vested and, in the case of stock options, exercisable, unless the Organization and Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any stock options that become vested in connection with a change of control generally must be exercised prior to the change of control, or they will be cancelled in exchange for the right to receive a cash payment in connection with the change of control transaction. In addition, outstanding awards held by our NEOs may vest, upon certain terminations of the NEO’s employment without cause or for a good reason resignation in connection with a change of control and in connection with terminations of employment resulting from disability or death. Please see the “Potential Payments Upon Termination or Change of Control” section below for a description of the vesting that may occur in such circumstances.

In 2020 each NEO’s stock option and RSU award was granted under, and is subject to the terms of, the 2017 Plan. The plan is administered by the Organization and Compensation Committee, and this committee has the ability to interpret and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding equity awards to reflect certain corporate transactions and making provision to ensure that participants satisfy any required withholding taxes.

The NEOs are not entitled to any dividend equivalent rights on their stock option or RSU awards, and stock option and RSU awards are generally only transferable to a beneficiary of an NEO upon his death.

Short-Term Incentive Compensation. All of the NEOs were eligible to earn a short-term incentive compensation payment under the Incentive Compensation Plan or, for Mr. Robin, under an arrangement that mirrors the Incentive Compensation Plan. These opportunities are reflected in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the table above. Please see “Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Short-Term Incentive Compensation” for a description of the material terms of the Incentive Compensation Plan and Mr. Robin’s related short-term incentive compensation arrangement. In 2020 each NEO was eligible to earn an incentive cash compensation payment for the 2020 performance period based on a combination of the Company’s achievement of corporate performance objectives and individual performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2020

The following table includes certain information with respect to the value of all unexercised stock options and outstanding equity awards previously awarded to the NEOs as of December 31, 2020.

		Option Awards							Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1) (e)		Option Exercise Price ($) (f)	Option Expiration Date (2) (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)		Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (k)
Howard W. Robin	2/6/2013	225,000	0				8.80	2/5/2021
	2/6/2013	225,000	0				8.80	2/5/2021
	2/5/2014	225,000	0				12.43	2/4/2022
	2/5/2014	225,000	0				12.43	2/4/2022
	12/9/2014	195,000	0				16.305	12/8/2022
	12/9/2014	225,000	0				16.305	12/8/2022
	12/15/2015	56,250	0				15.55	12/14/2023
	12/15/2015	56,260	0				15.55	12/14/2023
	12/13/2016	137,500	0				12.24	12/12/2024
	12/13/2016	137,500	0				12.24	12/12/2024
	12/15/2017	113,437	37,813	(4)			56.90	12/14/2025
	12/15/2017	113,437	37,813	(5)			56.90	12/14/2025
	12/14/2018	69,175	69,175	(4)			36.51	12/13/2026
	12/14/2018	0			138,350	(6)	36.51	12/13/2026
	12/14/2018								22,817	(7)	387,889
	12/14/2018											68,450	(8)	1,163,650
	12/12/2019	41,912	125,738	(4)			21.79	12/11/2027
	12/12/2019	0			167,650	(6)	21.79	12/11/2027
	12/12/2019	11,150	33,450	(4)			21.79	12/11/2027
	12/12/2019								62,734	(7)	1,066,478
	12/12/2019											94,100	(8)	1,599,700
	12/18/2020	0	190,650	(4)			18.75	12/17/2028
	12/18/2020	0			190,650	(6)	18.75	12/17/2028
	12/18/2020								106,650	(7)	1,813,050
	12/18/2020											106,650	(8)	1,813,050
	12/18/2020											36,800	(12)	625,600
Gil M. Labrucherie	2/6/2013	75,000	0				8.80	2/5/2021
	2/6/2013	75,000	0				8.80	2/5/2021
	2/5/2014	85,000	0				12.43	2/4/2022
	2/5/2014	85,000	0				12.43	2/4/2022
	12/9/2014	57,500	0				16.305	12/8/2022
	12/9/2014	87,500	0				16.305	12/8/2022
	12/15/2015	22,000	0				15.55	12/14/2023
	12/15/2015	22,000	0				15.55	12/14/2023
	6/1/2016	100,000	0				15.53	5/30/2024
	12/13/2016	50,000	0				12.24	12/12/2024
	12/13/2016	50,000	0				12.24	12/12/2024
	12/15/2017	48,750	16,250	(4)			56.90	12/14/2025
	12/15/2017	48,749	16,251	(5)			56.90	12/14/2025
	12/14/2018	29,050	29,050	(4)			36.51	12/13/2026
	12/14/2018	0			58,100	(6)	36.51	12/13/2026
	12/14/2018								9,584	(7)	162,928
	12/14/2018											28,750	(8)	488,750

		Option Awards							Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1) (e)		Option Exercise Price ($) (f)	Option Expiration Date (2) (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)		Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (k)
	10/01/2019	43,750	106,250	(4)			18.43	9/30/2027
	10/01/2019								43,750	(7)	743,750
	12/12/2019	17,887	53,663	(4)			21.79	12/11/2027
	12/12/2019	0			71,550	(6)	21.79	12/11/2027
	12/12/2019	7,250	21,750	(4)			21.79	12/11/2027
	12/12/2019								26,767	(7)	455,039
	12/12/2019											40,150	(8)	682,550
	12/18/2020	0	71,550	(4)			18.75	12/17/2028
	12/18/2020	0			71,550	(6)	18.75	12/17/2028
	12/18/2020								40,000	(7)	680,000
	12/18/2020											40,000	(8)	680,000
	12/18/2020											27,600	(12)	469,200
John Northcott	12/2/2019	50,000	150,000	(9)			19.48	12/1/2027
	12/2/2019								200,000	(10)	3,400,000
	12/18/2020	0	51,000	(4)			18.75	12/17/2028
	12/18/2020	0			51,000	(6)	18.75	12/17/2028
	12/18/2020								28,550	(7)	485,350
	12/18/2020											28,550	(8)	485,350
	12/18/2020											19,700	(12)	334,900
Mark A. Wilson	2/6/2013	5,344	0				8.80	2/5/2021
	12/9/2014	37,500	0				16.305	12/8/2022
	12/15/2015	15,000	0				15.55	12/14/2023
	7/15/2016	10,000	0				15.45	7/14/2024
	12/13/2016	20,000	0				12.24	12/12/2024
	12/15/2017	82,500	27,500	(4)			56.90	12/14/2025
	12/15/2017	31,500	10,500	(4)			56.90	12/14/2025
	12/14/2018	5,112	5,113	(4)			36.51	12/13/2026
	12/14/2018								5,114	(7)	86,938
	12/12/2019	8,950	26,850	(4)			21.79	12/11/2027
	12/12/2019	0			35,800	(6)	21.79	12/11/2027
	12/12/2019	2,900	8,700	(4)			21.79	12/11/2027
	12/12/2019								13,400	(7)	227,800
	12/12/2019											20,100	(8)	341,700
	12/18/2020	0	51,000	(4)			18.75	12/17/2028
	12/18/2020	0			51,000	(6)	18.75	12/17/2028
	12/18/2020								28,550	(7)	485,350
	12/18/2020											28,550	(8)	485,350
	12/18/2020											19,700	(12)	334,900
Jonathan Zalevksy, Ph.D.	7/31/2015	21,875	0				12.61	7/30/2023
	12/15/2015	29,688	0				15.55	12/14/2023
	5/31/2016	37,500	0				15.44	5/30/2024
	11/15/2016	46,875	0				13.93	11/14/2024
	12/13/2016	15,500	0				12.24	12/12/2024
	3/16/2017	19,375	1,875	(4)			15.71	3/14/2025
	4/18/2017	32,292	4,167	(4)			18.585	4/17/2025
	6/15/2017	64,584	12,500	(4)			18.09	6/14/2025
	11/15/2017	64,583	22,917	(4)			43.07	11/14/2025
	12/15/2017	27,125	10,500	(4)			56.90	12/14/2025

		Option Awards							Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1) (e)		Option Exercise Price ($) (f)	Option Expiration Date (2) (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)		Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (k)
	6/26/2018								90,910	(11)	1,545,470
	12/14/2018	24,200	24,200	(4)			36.51	12/13/2026
	12/14/2018	0			48,400	(6)	36.51	12/13/2026
	12/14/2018								7,984	(7)	135,728
	12/14/2018											23,950	(8)	407,150
	10/01/2019	43,750	106,250	(4)			18.43	9/30/2027
	10/01/2019								43,750	(7)	743,750
	12/12/2019	17,887	53,663	(4)			21.79	12/11/2027
	12/12/2019	0			71,550	(6)	21.79	12/11/2027
	12/12/2019	5,025	15,075	(4)			21.79	12/11/2027
	12/12/2019								26,767	(7)	455,039
	12/12/2019											40,150	(8)	682,550
	12/18/2020	0	71,500	(4)			18.75	12/17/2028
	12/18/2020	0			71,500	(6)	18.75	12/17/2028
	12/18/2020								40,000	(7)	680,000
	12/18/2020											40,000	(8)	680,000
	12/18/2020											27,600	(12)	469,200

(1)	The stock options are subject to achievement of specified performance criteria as of December 31, 2020.
(2)

For all NEOs, the expiration date shown is the normal expiration date occurring on the eighth anniversary of the grant date, which is the latest date that the stock options may be exercised. Stock options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control.

(3)	Restricted stock unit market value is calculated based on $17.00 per share, the closing price of our common stock on December 31, 2020.
(4)	The stock options vest pro-rata on a monthly basis over a period of four years from the date of grant, subject to the executive’s continued service through each vesting date.
(5)

Specified performance criteria were met however stock options will continue to be subject to time-based vesting over a four-year period from the date of grant, subject to the executive’s continued service through each vesting date.

(6)

The stock options vest only after achievement of specified performance criteria and pro-rata monthly vesting over a four-year period from the date of grant, subject to the executive’s continued service through each vesting date.

(7)	The RSUs vest pro-rata on a quarterly basis over a three-year period from the date of grant.
(8)

The RSUs vest only after achievement of specified performance criteria and pro-rata quarterly vesting over a three-year period from the date of grant, subject to the executive’s continued service through each vesting date.

(9)

The stock options vest over a four-year period, with the first 25% of the options vesting one year from the date of grant and the remaining portion of the options vesting pro-rata on a monthly basis over the following three years, subject to the executive’s continued service through each vesting date.

(10)

The RSUs vest over a four year period, with the first 25% of the RSUs vesting on the next RSU processing date following the vesting commencement date, and the remaining portion of the RSUs vesting pro-rata on a quarterly basis over the following three years, subject to the executive’s continued service through each vesting date.

(11)

The RSUs vest over a three year period, with the first 25% of the RSUs vesting on the next RSU processing date following the second anniversary of the vesting commencement date, and the remaining portion of the RSUs vesting pro-rata on a quarterly basis over the following year, subject to the executive’s continued service through each vesting date.

(12)

TSR RSUs at the target achievement of 100%. Achievement level between 0% to 200% of the reported target number of TSR RSUs may be earned based on the Company’s TSR percentile ranking relative to the Nasdaq Biotech Index for a two year cumulative performance period commencing December 18, 2020 and ending December 31, 2022. Any earned awards vest two-thirds on February 15th on or following the date the Organization and Compensation Committee meets to determine the actual number of RSUs credited following the end of the two-year performance period (the “Initial Vesting Date”), with 1/3rd vesting on the one-year anniversary of the Initial Vesting Date, subject to the executive’s continued service through each vesting date.

OPTION EXERCISES AND STOCK VESTED IN 2020

The following table includes certain information with respect to the exercise of stock options and vesting of stock awards held by the NEOs during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
Howard W. Robin	—	—	94,517	1,936,889
Gil M. Labrucherie	—	—	65,300	1,338,156
John Northcott	—	—	—	—
Mark A. Wilson	—	—	17,413	356,837
Jonathan Zalevsky, Ph.D.	—	—	142,876	2,738,565

(1)

The value realized upon the exercise of stock options is calculated by (a) subtracting the stock option exercise price from the market price on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying the stock options exercised.

(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the market price on the vest date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following section describes the benefits that may become payable to the NEOs in connection with their termination of employment with us or in connection with a change of control. Please see “Compensation Discussion and Analysis—Severance and Change of Control Benefits” for a discussion of how the payments and benefits presented below were determined.

Severance Benefits—No Change of Control

Messrs. Robin, Labrucherie and Northcott are a party to certain letter agreements or our standard form executive employment agreement, and these agreements include provisions for severance benefits upon certain terminations of employment that are not related to a change of control. Upon a termination of employment by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan and described below), the executive would be entitled to the following severance benefits: (i) a cash severance payment equal to his or her total annual cash compensation target (including base salary and the target value of his or her annual incentive bonus, as such bonus target may be adjusted downward to take into account our performance through the fiscal quarter preceding termination), (ii) an extension of the exercise period for the vested and unexercised portion of all outstanding stock options held by him or her for up to eighteen (18) months for Mr. Robin, twelve (12) months for Messrs. Labrucherie and Northcott, following termination and (iii) payment of all applicable COBRA premiums for the same period as the severance benefit following the termination date. In order to receive the severance benefits described above, each executive must first execute an effective waiver and release of claims in favor of us. Each executive’s cash severance payment would ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

Neither Dr. Zalevsky nor Mr. Wilson is a party to a letter agreement or our standard form executive employment agreement that provides for severance benefits upon certain terminations of employment that are not related to a change of control. Upon a termination of employment by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan and described below), Dr. Zalevsky and Mr. Wilson would be entitled to the following severance benefits: (i) a negotiated cash severance payment, (ii) an extension of the exercise period for the vested and unexercised portion of all outstanding stock options held by him or her for up to three (3) months following termination and (iii) payment of all applicable COBRA premiums for the same period as the severance benefit following the termination date. In order to receive the severance benefit described above, Dr. Zalevsky and Mr. Wilson must first execute an effective waiver and release of claims in favor of us. Dr. Zalevsky’s and Mr. Wilson’s cash severance payment would ordinarily be paid in a lump-sum within 60 days following his separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

If an NEO’s employment with us terminates due to death, the executive’s outstanding unvested stock options will become fully vested and will be exercisable for up to eighteen months following termination pursuant to the terms of the Company’s equity incentive compensation plans and agreement, and the NEO’s RSUs will become fully vested and released. If the termination due to death occurs before the nd of the two year performance period for any TSR RSUs, the NEO will vest assuming target achievement. If the termination due to death occurs on or after the end of the two year performance period but prior to the Organization and Compensation Committee’s determination of the number of TSR RSUs credited following the end of the performance period, the NEO will vest in the number of TSR RSUs based on the Compensation Committee’s determination of the number of TSR RSUs credited following the end of the performance period. In addition, in the case of Messrs. Robin and Northcott, the executive’s estate would be entitled to a pro-rata portion of the target annual incentive bonus for the year in which his death occurred.

If an NEO terminates employment with us as a result of disability, vested stock options will be exercisable for up to twelve months following termination pursuant to the terms of the Company’s stock option agreement. For Messrs. Robin and Northcott, they are each also entitled to have 50% of outstanding unvested stock options become fully vested upon disability for stock options granted under the equity plan in place at time of grant in accordance with the terms and conditions of their letter agreements. The NEO’s unvested RSUs are forfeited. In addition, pursuant to their offer letter agreements, Messrs. Robin and Northcott would each be entitled to receive a pro-rata portion of the executive’s target annual incentive bonus for the year of termination in the event of a termination due to disability.

Pursuant to our standard form employment agreement, following a termination of employment, each NEO will be subject to an indefinite restriction on the disclosure of our confidential information and a one-year non-solicitation restriction covering our customers and employees.

The following table lists the estimated amounts that would become payable to each of the NEOs under the circumstances described above, assuming that the applicable triggering event occurred on December 31, 2020.

Executive & Triggering Event	Estimated Value of Cash Severance ($)		Estimated Value of COBRA Benefits ($)(1)		Estimated Value of Vesting Acceleration ($)(2)	Estimated Value of Pro-Rata Bonus ($)	Estimated Total ($)
Howard W. Robin
Without Cause or Good Reason	1,948,050		51,772		N/A	N/A	1,999,822
Disability	N/A		N/A		0	895,050	895,050
Death	N/A		N/A		8,469,417	895,050	9,364,467
Gil M. Labrucherie
Without Cause or Good Reason	1,379,000		37,425		N/A	N/A	1,416,425
Disability	N/A		N/A		0	N/A	0
Death	N/A		N/A		4,362,217	N/A	4,362,217
John Northcott
Without Cause or Good Reason	1,012,500		49,473		N/A	N/A	1,061,973
Disability	N/A		N/A		0	337,500	0
Death	N/A		N/A		4,705,600	337,500	4,705,600
Mark A. Wilson
Without Cause or Good Reason	N/A	(3)	N/A	(3)	N/A	N/A	N/A	(3)
Disability	N/A		N/A		0	N/A	0
Death	N/A		N/A		1,962,038	N/A	1,962,038
Jonathan Zalevsky, Ph. D.
Without Cause or Good Reason	N/A	(3)	N/A	(3)	N/A	N/A	N/A	(3)
Disability	N/A		N/A		0	N/A	0
Death	N/A		N/A		5,801,306	N/A	5,801,306

(1)	The value of COBRA benefits are based upon actual rates as of December 2020.
(2)

For purposes of this table, we have assumed that (i) the price per share of our common stock is equal to the closing price per share on the last trading day of the fiscal year ended December 31, 2020 ($17.00), (ii) the value of any stock options that may be accelerated is equal to the full “spread” value of such awards on that date, and (iii) the value of any RSUs that may be accelerated (including the target number of TSR RSUs held by each NEO as of December 31, 2020) is equal to the underlying shares multiplied by $17.00.

(3)

Neither Dr. Zalevsky nor Mr. Wilson is a party to a letter agreement or our standard form executive employment agreement that provides for severance benefits upon certain terminations of employment that are not related to a change of control.

Severance Benefits—Change of Control

Each of the NEOs is covered under the CIC Plan. The CIC Plan provides for certain severance benefits to these executives and our other employees covered by the plan upon certain terminations of employment occurring in connection with a change of control of us.

If a change of control of the Company occurs, each NEO will be entitled to severance benefits under the CIC Plan if the executive’s employment is terminated by us or a successor company without cause or by the executive for good reason, in each case within a period generally beginning on the date the agreement providing for a change of control is executed and ending twelve months following the change of control. Severance benefits under the CIC Plan include: (i) a cash severance payment equal to twelve (12) months of base salary (twenty-four (24) months for Mr. Robin) and the target value of the executive’s annual incentive bonus; (ii) payment by us of the same portion of the executive’s COBRA premiums as we pay for active employees’ group health coverage for up to twelve (12) months (eighteen (18) months for Mr. Robin) following termination; (iii) provision of up to $5,000 for outplacement services received within twelve (12) months following termination; (iv) accelerated vesting of all outstanding stock options and other outstanding equity awards; and (v) other than in the case of Dr. Zalevsky and Mr. Northcott, a “gross up” payment to compensate the executive for excise taxes (if any) on payments that are considered “parachute payments” under Section 280G of the Internal Revenue Code and therefore subject to an excise tax imposed under Section 4999 of the Code, but only to the extent the excise tax cannot be avoided by reducing the severance benefits by an amount not exceeding 10% such that the executive receives a greater-after tax amount as a result of the “cut-back” in benefits. In April 2011, the board of directors amended the CIC Plan so that this “gross up” benefit is not available for new hires following January 1, 2010 but is grandfathered for employees who joined the CIC Plan before that date so long as they are not promoted to a position such that he or she would be entitled to additional benefits under the plan. Accordingly, Dr. Zalevsky and Mr. Northcott are not entitled to this “gross up” benefit as they joined the CIC Plan after January 1, 2010. In order to receive the severance benefits described above, the executive must first execute an effective waiver and release of claims in favor of us pursuant to a separation and release agreement. Each executive’s cash severance payment will ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

For the purposes of the CIC Plan, a good reason resignation means a resignation upon the occurrence of one or more of the following events: (i) assignment of any authority, duties or responsibilities that results in a material diminution in the executive’s authority, duties or responsibilities as in effect immediately prior to the change of control; (ii) assignment to a work location more than 50 miles from the executive’s immediately previous work location, unless such reassignment of work location decreases the executive’s commuting distance from his or her residence to the executive’s assigned work location; (iii) a material diminution in the executive’s monthly base salary as in effect on the date of the change of control or as increased thereafter; (iv) notice to the executive by us or the successor company during the 12-month period following the change of control that the executive’s employment will be terminated under circumstances that would trigger severance benefits under the CIC Plan but for the designation of a date for termination that is greater than 12 months following the change of control and (v) for Mr. Robin, if he does not serve in his same position in the successor company or is not appointed to the board of directors of the successor company. In order for a good reason resignation to occur, the executive must first give us timely written notice of the grounds for good reason resignation, and we must have failed to cure such condition after a period of 30 days.

Pursuant to the CIC Plan, the separation and release agreement that each of the NEOs will be required to execute to receive severance benefits under the plan will also require each executive to agree to continue to be subject to the restrictions on the disclosure of our confidential information in his or her employment agreement, to non-solicitation restrictions and to certain other restrictions.

Pursuant to the terms of the underlying award agreements, in the event of a “change in control” (as defined in the Company’s 2017 Plan) prior to the end of the applicable two year performance period for any TSR RSUs held by the NEOs, the Organization and Compensation Committee will determine the number of TSR RSUs credited based on a shortened performance period ending on the date of the change in control and such credited number of TSR RSUs shall equal the higher of the target number of TSR RSUs or the number of TSR RSUs credited based on actual performance over the shortned performance period. Such credited TSR RSUs remaining subject to continued vesting based on the executives continuous employment through each vesting date, with 2/3 of the credited TSR RSUs vesting at the end of the two year performance period and 1/3 vesting on the first anniversary of the end of the performance period. If the Company terminates an NEO’s employment for any reason other than for cause, death, or disability, or the NEO terminates his employment for good reason (as defined in the NEO’s employment agreement), in either case within 36 months of a change in control, such termination a “qualifying termination,” the number of TSR RSUs credited based on the Organization and Compensation Committee’s determination will immediately vest and become payable upon the date of such termination, subject to the executive’s execution of an effective release.

Had a change of control occurred (where outstanding equity awards were assumed, continued or substituted by a successor entity) during the 2020 fiscal year and had the employment of each of the NEOs terminated on

December 31, 2020 under one of the qualifying circumstances described above, each executive would have been entitled to receive the estimated benefits set forth in the table below.

Name	Estimated Value of Cash Severance ($)	Estimated Value of COBRA and Outplacement Benefits ($)(1)	Estimated Value of Vesting Acceleration ($)(2)		Estimated Value of Excise Tax Gross-Up ($)	Estimated Total ($)
Howard W. Robin	3,835,580	70,432	8,469,417	(3)	0	12,375,429
Gil M. Labrucherie	1,350,500	34,938	4,362,217	(3)	0	5,747,655
John Northcott	1,012,500	48,621	4,705,600	(3)	0	5,766,721
Mark A. Wilson	724,328	12,644	1,962,038	(3)	0	2,699,010
Jonathan Zalevsky, Ph.D.	1,073,000	23,656	5,801,306	(3)	0	6,897,962

(1)	This amount includes estimated COBRA premiums based upon actual rates as of December 2020 and up to $5,000 for outplacement services.
(2)

Pursuant to the terms of our equity compensation plans, these NEOs would also have been entitled to this same full equity acceleration (i) if a corporate transaction (as defined in the applicable plan) occurred and the surviving or acquiring corporation refused to assume outstanding equity awards or substitute similar replacement awards for outstanding equity awards or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the combined voting power of our shares in a transaction that is not a corporate transaction as defined in the applicable plan. For purposes of this table, we have assumed that (i) the price per share of our common stock is equal to the closing price per share on the last trading day of the fiscal year ended December 31, 2020 ($17.00), (ii) the value of any stock options that may be accelerated is equal to the full “spread” value of such awards on that date, and (iii) the value of any RSUs that may be accelerated is equal to the underlying shares multiplied by $17.00.

(3)

In the event of a qualifying termination, the number of TSR RSUs credited based on the Organization and Compensation Committee’s determination will vest upon the date of such termination, subject to the executive’s execution of an effective release. Where a change in control occurs prior to the end of the applicable two year performance period, the Organization and Compensation Committee will determine the number of TSR RSUs based on a shortened performance period, with the number of shares earned to equal the higher of the target number of TSR RSUs or the number of TSR RSUs credited based on actual performance over the shortened performance period. Such credited TSR RSUs remaining subject to continued vesting based on the executives continuous employment through each vesting date, with 2/3 of the credited TSR RSUs vesting at the end of the two year performance period and 1/3 vesting on the first anniversary of the end of the performance period.

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our President and CEO Mr. Howard Robin, and the ratio of these two amounts.

We have estimated the median of the 2020 annual total compensation of our employees, excluding Mr. Robin, to be $162,709. The annual total compensation of our President and CEO, as reported in the Summary Compensation Table – Fiscal 2018-2020 is 11,240,691. The ratio of the annual total compensation of our President and CEO to the estimated median of the annual total compensation of our employees was 69 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We selected December 31, 2020 as the date to identify our median employee. We determined our median employee based on the sum of taxable wages for 2020, FASB ASC Topic 718 value of option and stock awards granted in 2020, and other compensation including taxable benefits of each of our employees, excluding Mr. Robin, earned in2020.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2020 and December 31, 2019 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2020	2019
Audit Fees	$1,609,241	$1,465,751
Audit Related Fees	—	—
Tax Fees	22,747	8,474
All Other Fees	475	2,000

Total	$1,632,463	$1,476,225

Audit Fees. This category consists of fees related to the audit of our annual consolidated financial statements and our internal control over financial reporting, review of interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit, registration statements and other regulatory filings.

Tax Fees. This category consists of fees related to services provided for international tax compliance and tax consultation services.

All Other Fees. This category consists of fees related to accessing Ernst & Young LLP’s online research database in 2019 and 2020.

The Audit Committee approved all fees described above.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Prior to Ernst & Young LLP rendering services other than audit services, the Audit Committee would review and approve such non-audit services only if such services were compatible with maintaining Ernst & Young LLP’s status as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

The Audit Committee is currently comprised of four non-employee directors, Karin Eastham, the Chairperson of the committee, R. Scott Greer, Jeff Ajer, and Roy A. Whitfield. Our board of directors determined that Messrs. Greer, Ajer and Whitfield and Ms. Eastham meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable NASDAQ rules. In addition, the board of directors determined that Ms. Eastham and Mr. Greer qualify as Audit Committee financial experts as defined by SEC rules. The Audit Committee has the responsibility and authority described in the Nektar Therapeutics Audit Committee Charter, which has been approved by the board of directors. A copy of the Audit Committee Charter is available on our website at www.nektar.com.

The Audit Committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2020 with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our independent registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The Audit Committee has also received from, and discussed with, our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has discussed with Ernst & Young LLP that firm’s independence from management and our Company, including the matters in the written disclosures and the letter regarding independence from Ernst & Young LLP required by applicable requirements of the PCAOB. The Audit Committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Audit Committee

Karin Eastham – Chairperson

Jeff Ajer

R. Scott Greer

Roy A. Whitfield

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Our website address is http://www.nektar.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC is available without charge upon written request to: Secretary, Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158.

By Order of the Board of Directors

/s/ Mark A. Wilson

Mark A. Wilson

Senior Vice President, General Counsel and

Secretary

April 30, 2021

Exhibit A

NEKTAR THERAPEUTICS

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

2017 PERFORMANCE INCENTIVE PLAN

In accordance with the provisions of the Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan (as amended from time to time, the “Plan”), the Plan is hereby amended as follows:

1.	Section 4.2(1) of the Plan is hereby deleted in its entirety and replaced with the following:

“34,200,000 shares of Common Stock, less”

2.	Section 4.2(a) of the Plan is hereby delted in its entirety and replaced with the following:

“The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 34,200,000 shares.

3.	Except as modified herein, the Plan is not modified in any respect and remains in full force and effect.

Approved by the Board of Directors: March 24, 2021

Approved by the Stockholders: June __, 2021

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D51227-P51877-Z79364 For Against Abstain For Against Abstain NEKTAR THERAPEUTICS ATTN: SECRETARY 455 MISSION BAY BOULEVARD SOUTH SAN FRANCISCO, CA 94158 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NEKTAR THERAPEUTICS 3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. 4. To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote). 2. To approve an amendment to our Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 5,000,000 shares. 1a. Jeff Ajer 1b. Robert B. Chess 1c. Roy A. Whitfield The Board of Directors recommends you vote FOR proposals 2, 3 and 4. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Please indicate if you plan to attend this meeting by live webcast. Nominees: Yes No VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NKTR2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D51228-P51877-Z79364 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com. NEKTAR THERAPEUTICS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2021 The undersigned hereby appoints Howard W. Robin and Mark A. Wilson, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Nektar Therapeutics which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Nektar Therapeutics to be held on Thursday, June 10, 2021 at 2:00 p.m. Pacific Time by live webcast at www.virtualshareholdermeeting.com/NKTR2021 only (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions specified on the reverse side, with discretionary authority as to any and all matters that may properly come before the meeting. You hereby revoke all proxies previously given. Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4, as more specifically indicated in the Proxy Statement, and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any continuation, adjournment or postponement thereof. If you vote by telephone or Internet, you do not need to mail back this Proxy. Continued and to be signed on reverse side